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This preliminary prospectus supplement and the accompanying prospectus relate to an effective registration statement under the Securities Act of 1933, but the information in this prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 3, 2009

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-161648

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated September 15, 2009)

[                ] Shares of Common Stock
Warrants to Purchase [                ] Shares of Common Stock
Additional Investor Rights Warrants to Purchase [          ] Shares of Common Stock

BEACON POWER CORPORATION

        We are offering an aggregate of [                ] shares of our common stock, short term additional investor rights warrants to purchase up to an aggregate of [                ] shares of our common stock, and five-year warrants to purchase up to an aggregate of [                ] shares of our common stock in this offering (and the shares of common stock issuable from time to time upon exercise of each of these warrants). The common stock and warrants will be sold in units, each of which consists of (i) one share of common stock, (ii) an additional investor rights warrant to purchase [          ] of a share of common stock through August 31, 2010 at an exercise price equal to [        ]% of the five day volume weighted average price of our common stock at the time of exercise, but in no event less than $[        ] per share, and (iii) a warrant to purchase [        ] of a share of common stock at an exercise price of $[                ] per share of common stock. Each unit will be sold at a public offering price of $[                ] per unit. Units will not be issued or certificated. The shares of common stock, additional investor rights warrants and warrants are immediately separable and will be issued separately.

        Our common stock is traded on The NASDAQ Capital Market under the symbol "BCON." On December 2, 2009, the last reported sale price of our common stock on The NASDAQ Capital Market was $0.64 per share.

        Investing in our securities involves significant risks. See the section entitled "Risk Factors" beginning on page S-3 of this prospectus supplement and page 5 of the accompanying prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total

Public offering price	$	$

Underwriting discounts and commissions	$	$

Proceeds to Beacon Power Corporation (before expenses)	$	$

        We estimate the total expenses of this offering, excluding the underwriting discounts and commissions, will be approximately $[                ]. We anticipate that delivery of the shares, additional investor rights warrants and warrants will be made on or about December     , 2009.

LAZARD CAPITAL MARKETS

Prospectus Supplement dated December     , 2009

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the securities we are offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

        You should rely only on the information contained in this prospectus supplement, the accompanying base prospectus, any related free writing prospectus that we have authorized to be distributed to you and the documents incorporated by reference herein or therein. We have not, and the underwriter has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement, the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus and any related free writing prospectus that we have authorized to be delivered to you is accurate only as of their respective dates, regardless of the time of delivery of such documents or of any sale of units. Our business, financial condition, results of operations and prospects may have changed since those dates. You should not consider this prospectus supplement or the accompanying base prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and warrants to purchase common stock and the distribution of this prospectus outside the United States. Furthermore, you should not consider this prospectus supplement or the accompanying base prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

        You should carefully read this prospectus supplement and the accompanying prospectus, including "Risk Factors" beginning on page S-3 of this prospectus supplement and page 5 of the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we have authorized to be delivered to you when making your investment decision. You should also read and consider the information in the documents we have referred you to in the section of the accompanying prospectus entitled "Where You Can Find More Information."

        Unless the context requires otherwise, in this prospectus supplement and the accompanying base prospectus the terms "Beacon," "we," "us" and "our" refer to Beacon Power Corporation and its subsidiaries.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

        The following summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the information incorporated by reference. Because this is a summary, it does not contain all the information about us that may be important to you. To fully understand this offering and its consequences to you, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the factors described under the heading "Risk Factors" in this prospectus supplement beginning on page S-3 and in the accompanying prospectus on page 5, and the other documents and the financial statements and related notes that are incorporated by reference in this prospectus.

 Beacon Power Corporation

Our Business

        Our focus is to design, manufacture and commercialize our flywheel-based energy storage systems that can provide frequency regulation and other highly reliable energy solutions for the worldwide electricity grid at competitive costs. We also plan to sell individual and large-scale systems outright or on a fractional basis. As we expand our flywheel production and continue to lower system costs, we believe we will be able to market other cost-effective applications for our flywheel systems that will further expand our revenue. Beacon is a development-stage company that was incorporated in Delaware on May 8, 1997.

        Our market focus is on the five geographic regions of the domestic grid that provide open bid markets for regulation services. These regional grid operators purchase frequency regulation services from independent providers in open bid markets that they manage and maintain. We are seeking to become one such provider. We believe our technology will offer grid operators the benefits of greater reliability; faster response time; cleaner operation, including zero direct emissions of carbon dioxide (CO2), nitrogen oxide, sulfur dioxide and mercury; and lower maintenance costs compared to conventional power generation facilities that also provide frequency regulation services. We believe that we will have lower operating costs and faster response time than the majority of other entities that provide frequency regulation services, which we believe will allow us to have sufficient margins to make our services economically viable.

Recent Developments

        On July 2, 2009 we announced the conditional commitment by the Department of Energy (DOE) for a loan guarantee of approximately $43 million. The loan, which would be funded by the U.S. Treasury's Federal Financing Bank, is expected to provide debt financing for 62.5% of the estimated $69 million total project cost of our planned 20 megawatt (MW) plant in Stephentown, New York. If the closing conditions are met, we expect to complete the 20 MW facility in Stephentown, New York, within 12 to 18 months from the date we obtain the first disbursement of funds available from the loan guaranteed by the DOE. Our total equity contribution to the project (consisting of both cash and in-kind contributions) is expected to be $26 million.

        Separately, on November 24, 2009, we announced that the DOE had awarded us a grant under its Smart Grid Demonstration Program valued at approximately $24 million. This grant was designated for use in the construction of Beacon's second 20 MW flywheel energy storage plant, to be located in Chicago, Illinois. The grant award is for 50% of the project's estimated cost. The DOE is expected to clarify any disbursement or other conditions to the grant in the near future.

Company Information

        We maintain our principal offices and research and development laboratory at 65 Middlesex Road, Tyngsboro, Massachusetts 01879. Our telephone number is 978-694-9121. Our website address is www.beaconpower.com. Information contained in, or accessible through, our website does not constitute a part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Common Stock offered	[ ] shares
Warrants offered	Warrants to purchase up to [ ] shares of common stock. The warrants will be exercisable during the period commencing on the date of original issuance and ending five (5) years from the date of such issuance at an exercise price of $[ ] per share of common stock. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the warrants.
Additional investor rights warrants offered	Additional investor rights warrants to purchase up to [ ] shares of common stock. The additional investor rights warrants will be exercisable during the period commencing on the date of original issuance and ending August 31, 2010, at an exercise price equal to [ ]% of the five-day volume weighted average price of our common stock, but in no event less than $[ ] per share. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the additional investor rights warrants.
Common stock to be outstanding after this offering(1)	[ ] shares
Risk Factors	See "Risk Factors" beginning on page S-3 of this prospectus supplement and page 5 of the accompanying prospectus for a discussion of factors you should consider carefully when making an investment decision.
Use of proceeds	The net proceeds from this offering will be used for general corporate purposes, which may include:

•       the funding of approximately $13 million to our Stephentown, New York facility project, as part of the equity contribution needed to satisfy loan closing conditions under the Department of Energy's loan guarantee program, plus the payment of associated closing costs; and

• ongoing working capital requirements.
See "Use of Proceeds" on page S-10.
The NASDAQ Capital Market Symbol	BCON

(1)
The number of shares of common stock to be outstanding immediately after this offering as shown above is based on 132,871,457 shares of common stock outstanding as of December 1, 2009. This number excludes the [                        ] shares issuable upon the exercise of the warrants and additional investor rights warrants offered hereby and also excludes: (i) 12,000,028 shares of our common stock subject to outstanding options under our current and previous equity incentive plans, which have a weighted average exercise price of $1.14 per share; (ii) approximately 1,518,841 shares of common stock reserved for future issuance under our employee stock purchase plan; (iii) 41,619,308 shares of our common stock issuable upon exercise of outstanding warrants issued prior to this offering which together have a weighted average exercise price of $1.50 per share; and (iv) 96,647 shares of our common stock available for future grants or awards under our RSU Plan.

RISK FACTORS

        Investing in our securities involves a high degree of risk. You should consider the following risk factors, as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including those risks discussed in Part I, Item 1A—Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2008 and those discussed in Part II, Item 1A—Risk Factors of our Quarterly Reports on Form 10-Q for subsequent fiscal quarters, before deciding to purchase any of our securities. The risks and uncertainties described below and incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may become important factors that affect us. If any of these risks occur, our business could suffer, the market price of our securities could decline and you could lose all or part of your investment in our securities.

Risks Related to This Offering

A substantial number of shares of common stock may be sold in the market following this offering, which may depress the market price for our common stock.

        Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. Upon completion of this offering, we will have outstanding an aggregate of [                        ] shares of common stock, assuming no exercise of outstanding options or warrants. A substantial majority of the outstanding shares of our common stock are, and all of the shares sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act of 1933 unless these shares are purchased by affiliates. In addition, as of December 1, 2009, 53,715,987 shares of our common stock are issuable upon exercise of outstanding options and warrants and vesting of restricted stock units granted by us (not including shares issuable upon exercise of warrants or additional investor rights warrants to be issued in this offering) or available for issuance under our employee stock purchase plan.

Our management will have broad discretion with respect to the use of the proceeds of this offering.

        Although we have highlighted the intended use of proceeds for this offering, our management will have broad discretion as to the application of these net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Our use of the proceeds may not improve our operating results or increase the value of the securities being offered hereby.

Investors in this offering will pay a much higher price than the book value of our common stock.

        You will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering because the price per share of our common stock being offered hereby is substantially higher than the book value per share of our common stock. Based on an assumed public offering price of $0.64 per share (the last reported sale price of our common stock on December 2, 2009) in this offering, and an assumed offering size of 23,437,134 units, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $0.387 per share in the net tangible book value of the common stock. See "Dilution" on page S-10 for a more detailed discussion of the dilution you will incur in this offering.

Our common stock may become ineligible for listing on The NASDAQ Capital Market, which would materially adversely affect the liquidity and price of our common stock.

        Our common stock is currently listed on The NASDAQ Capital Market. On September 16, 2009, we received a letter from The NASDAQ Stock Market, Inc., indicating that for the previous 30 consecutive business days, the bid price of our common stock had closed below the minimum $1.00 per share requirement for continued inclusion on The NASDAQ Capital Market under applicable listing rules, and describing a timetable for bringing us into compliance with that rule. We have been provided 180 days, or until March 15, 2010, to regain compliance. If, at any time before then, our common stock has a closing bid price of $1.00 or more for at least 10 consecutive trading days, The NASDAQ Stock Market staff will notify us that we have regained compliance. If we have not regained compliance by that date, but we meet the applicable standards for initial listing on The NASDAQ Capital Market (other than the minimum bid price requirement), then we will be granted a second 180 calendar day compliance period, or until September 11, 2010. We believe we currently meet the applicable standards for initial listing, other than the minimum bid price requirement. We actively monitor our compliance status, and will consider available options to resolve the deficiency if necessary before September 11, 2010. If we are unable to achieve compliance, however, our common stock may be subject to delisting, in which case the liquidity of our common stock, and its trading price, would likely be adversely affected.

        Even if we regain compliance, we have been in the past, and may again be in the future, unable to meet the listing requirements for The Nasdaq Capital Market, particularly if our common stock fails to trade at or above $1.00 per shares for an extended period of time.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

        Forward-looking statements can generally be identified by our use of words such as "anticipates," "believes," "continue," "estimates," "expects," "intends," "may," "opportunity," "plans," "potential," "predicts," or "will," the negative of these words or words of similar import. Similarly, statements that describe our future plans, strategies, intentions, expectations, objectives, goals or prospects are also forward-looking statements.

        These statements are based on our beliefs and assumptions, which in turn are based on currently available information. Our beliefs and assumptions could prove incorrect. New risks and uncertainties emerge from time to time, and it is not possible for us to predict which factors will arise or how they may affect us.

        These and other factors, including those factors set forth under "Risk Factors" in this prospectus supplement, the accompanying prospectus and the annual and quarterly reports incorporated therein, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf. You should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or the prospectus supplement or the date of documents incorporated by reference in this prospectus that include forward-looking statements.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

        In this offering, we are offering units consisting of (i) one share of our common stock, (ii) one additional investor rights warrant to purchase [      ] of a share of our common stock at an exercise price of [    ]% of the five day volume weighted average trading price of our common stock at the time of exercise (but in no event less than $[      ]) at any time through August 31, 2010, and (iii) one warrant to purchase [    ] of a share of our common stock at an exercise price of $[          ] per share. Units will not be issued or certificated. The shares of common stock, additional investor rights warrants and warrants are immediately separable and will be issued separately. This prospectus also relates to the offering of shares of our common stock upon exercise, if any, of the additional investor rights warrants and warrants.

Common Stock

        The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described under the caption "Description of Capital Stock" starting on page 6 of the accompanying prospectus.

Additional Investor Rights Warrants

        The following summary of certain terms and provisions of the additional investor rights warrants offered in this offering is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions set forth in the form of additional investor rights warrant attached as Exhibit A to this prospectus supplement. Prospective investors should carefully review the terms and provisions set forth in the form of additional investor rights warrant.

        Registration of Warrant.    We will register the additional investor rights warrants in a warrant register maintained by us for that purpose in the name of the record holder thereof from time to time.

        Registration of Transfers.    We will register the transfer of any portion of an additional investor rights warrant in the warrant register, upon surrender of the additional investor rights warrant, with the form of assignment attached to the additional investor rights warrant duly completed and signed, to our transfer agent or to us at our address specified herein.

        Exercise and Duration of Additional Investor Rights Warrants.    An additional investor rights warrant may be exercised, in whole or in part, by the registered holder at any time and from time to time on or after the date it is issued through and including August 31, 2010. At 11:59 P.M., New York City time on such date, the portion of any additional investor rights warrant that has not been exercised shall become void and of no value. A holder may exercise an additional investor rights warrant by delivering to us (i) an exercise notice, in the form attached to the warrant, appropriately completed and duly signed, and (ii) payment of the exercise price (which may take the form of a "cashless exercise" if so indicated in the exercise notice and only if a "cashless exercise" may occur at such time in accordance the provisions described below). We will (i) keep a registration statement relating to the issuance of common stock upon exercise of the additional investor rights warrant continuously effective until the additional investor rights warrant's expiration date (including that day), and (ii) have a sufficient number of authorized but unissued and otherwise unreserved shares of our common stock available to issue the relevant shares of our common stock pursuant to a registration statement upon exercise of the additional investor rights warrant.

        Calculation of Exercise Price.    The exercise price per share of the additional investor rights warrants will be the volume weighted average price, as calculated in the additional investor rights warrant, over the five (5) consecutive trading days immediately prior to the date of exercise, multiplied by [    ]%; provided, however, that in no event shall the exercise price be less than $[      ]. For the duration of the additional investor rights warrants, we will post the current exercise price of the additional investor rights warrants on our corporate website, www.beaconpower.com, under the "Investors" link.

        Delivery of Additional Investor Rights Warrant Shares.    Upon exercise of an additional investor rights warrant, we will promptly (but in no event later than three business days after we have received all of the Exercise Delivery Documents (as defined in the additional investor rights warrant)) either (i) credit the number of shares of our common stock to which the additional investor rights warrant holder is entitled upon exercise of the additional investor rights warrant to such holder's or its designee's balance account with The Depository Trust Company through its Deposit/Withdrawal At Custodian (DWAC) system or (ii) issue a certificate for the common stock issuable upon such exercise, subject to certain obligations of the Company in the event the Company is unable to issue such shares of common stock via DTC transfer (or otherwise without restrictive legends). The holder shall be deemed to have become holder of record of the relevant common stock upon delivery of the Exercise Delivery Documents.

        If we fail to deliver common stock by the third trading day after the date on which delivery of the relevant common stock is required, and if after such third business day the holder purchases shares of our common stock to deliver in satisfaction of a sale by the holder of shares of common stock issuable upon exercise of the additional investor rights warrant that the holder anticipated receiving from us, then we will either, at the holder's discretion, pay cash to the holder in an amount equal to the holder's total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased (at which point our obligation to deliver and issue the relevant common stock shall terminate), or promptly honor our obligation to deliver common stock and pay cash to the holder in an amount equal to the excess (if any) of the holder's total purchase price over the product of (a) the number of shares of our common stock purchased by the holder, times (b) the closing price of our common stock on the date of the event giving rise to our obligation to deliver the relevant common stock.

        If we are unable to issue shares via DTC transfer or otherwise without restrictive legends upon exercise of the additional investor rights warrant prior to the delivery of the shares due to the Commission issuing a stop order with respect to our registration statement or the suspension or withdrawal of the effectiveness of our registration statement, we will (i) if the volume weighted average price of the Common Stock on the Trading Day immediately preceding the date of the Exercise Notice is greater than the Exercise Price (as defined in the additional investor rights warrant), provide written notice to the warrant holder that we will deliver the number of shares to the warrant holder as should be delivered in a cashless exercise pursuant to the terms of the warrant and return all consideration paid by the warrant holder to exercise the warrant, or (ii) at the election of the warrant holder, allow the warrant holder to rescind the Notice of Exercise and return all consideration paid by the warrant holder upon such rescission.

        Charges, Taxes and Expenses.    Issuance and delivery of certificates for shares of common stock upon exercise of an additional investor rights warrant shall be made without charge to the holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates.

        Certain Adjustments.    The exercise price and number of shares of common stock issuable upon exercise of a warrant are subject to adjustment under the same circumstances, and on the same terms, as for the warrants described under "—Warrants—Certain Adjustments" below.

        Payment of Exercise Price.    The holder shall pay the exercise price in immediately available funds; provided, however, if at anytime there is (i) no effective registration statement registering the relevant common stock and (ii) no effective registration statement registering the resale of or no current prospectus available for the resale of the relevant common stock by the holder, the holder may elect to satisfy its obligation to pay the exercise price through a "cashless exercise," in which event we will issue to the holder the number of shares of common stock determined in the same manner as described under "—Warrants—Payment of Exercise Price" below.

        Limitations on Exercise.    The number of shares of our common stock that may be acquired by a holder upon any exercise of a additional investor rights warrant shall be limited so that the total number of shares of our common stock then beneficially owned by such holder does not exceed 9.99% of the total number of issued and outstanding shares of our common stock (including for such purpose the shares of common stock issuable upon such exercise and the shares of common stock issuable upon exercise of the five-year warrants forming part of the units offered hereby). Our obligation to issue shares of common stock upon the exercise of an additional investor rights warrant shall be suspended until such time, if any, as shares of common stock may be issued in compliance with such limitation. The additional investor rights warrant also cannot be exercised to the extent that such exercise would, when added to shares beneficially owned, cause the person to become an "Acquiring Person" under the rights agreement between us and Computershare Trust Company N.A., as rights agent, as amended from time to time.

        Fractional Shares.    We will not be required to issue any fractional shares of our common stock on the exercise of an additional investor rights warrant but rather the number of shares of common stock to which shall be rounded up to the nearest whole number.

Warrants

        The following summary of certain terms and provisions of the warrants offered in this offering is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions set forth in the form of warrant attached as Exhibit B to this prospectus supplement. Prospective investors should carefully review the terms and provisions set forth in the form of warrant.

        Registration of Warrant.    We will register the warrants in a warrant register maintained by us for that purpose in the name of the record holder thereof from time to time.

        Registration of Transfers.    We will register the transfer of any portion of a warrant in the warrant register, upon surrender of the warrant, with the form of assignment attached to the warrant duly completed and signed, to our transfer agent or to us at our address specified herein.

        Exercise and Duration of Warrants.    A warrant may be exercised, in whole or in part, by the registered holder at any time and from time to time on or after the date it is issued until and including its expiration date, which will be five years after the issue date. At 11:59 P.M., New York City time on the expiration date, the portion of any warrant that has not been exercised shall become void and of no value. A holder may exercise a warrant by delivering to us (i) an exercise notice, in the form attached to the warrant, appropriately completed and duly signed, and (ii) payment of the exercise price (which may take the form of a "cashless exercise" if so indicated in the exercise notice and if a "cashless exercise" may occur at such time in accordance the provisions described below). We will (i) keep a registration statement relating to the issuance of common stock upon exercise of the warrant or their resale continuously effective until the warrant's expiration date (including that day), and (ii) have a sufficient number of authorized but unissued and otherwise unreserved shares of our common stock available to issue the relevant shares of our common stock pursuant to a registration statement upon exercise of the warrant.

        Delivery of Warrant Shares.    Upon exercise of a warrant, we will promptly (but in no event later than three business days after we have received all of the Exercise Delivery Documents (as defined in the warrant)) either (i) credit the number of shares of our common stock to which the warrant holder is entitled upon exercise of the warrant to such warrant holder's or its designee's balance account with

The Depository Trust Company through its Deposit/Withdrawal At Custodian (DWAC) system or (ii) issue a certificate for the common stock issuable upon such exercise, subject to certain obligations of the Company in the event the Company is unable to issue such shares of common stock via DTC transfer (or otherwise without restrictive legends). The holder shall be deemed to have become holder of record of the relevant common stock upon delivery of the Exercise Delivery Documents.

        If we fail to deliver common stock by the third trading day after the date on which delivery of the relevant common stock is required, and if after such third business day the holder purchases shares of our common stock to deliver in satisfaction of a sale by the holder of shares of common stock issuable upon exercise of the warrant that the holder anticipated receiving from us, then we will either, at the holder's discretion, pay cash to the holder in an amount equal to the holder's total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased (at which point our obligation to deliver and issue the relevant common stock shall terminate), or promptly honor our obligation to deliver common stock and pay cash to the holder in an amount equal to the excess (if any) of the holder's total purchase price over the product of (a) the number of shares of our common stock purchased by the holder, times (b) the closing price of our common stock on the date of the event giving rise to our obligation to deliver the relevant common stock.

        If we are unable to issue shares via DTC transfer or otherwise without restrictive legends upon exercise of the warrant prior to the delivery of the shares due to the Commission issuing a stop order with respect to our registration statement or the suspension or withdrawal of the effectiveness of our registration statement, we will (i) if the volume weighted average price ("VWAP") of the Common Stock on the Trading Day immediately preceding the date of the Exercise Notice is greater than the Exercise Price (as defined in the warrant), provide written notice to the warrant holder that we will deliver the number of shares to the warrant holder as should be delivered in a cashless exercise pursuant to the terms of the warrant and return all consideration paid by the warrant holder to exercise the warrant, or (ii) at the election of the warrant holder, allow the warrant holder to rescind the Notice of Exercise and return all consideration paid by the warrant holder upon such rescission.

        Charges, Taxes and Expenses.    Issuance and delivery of certificates for shares of common stock upon exercise of a warrant shall be made without charge to the holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates.

        Certain Adjustments.    The exercise price and number of shares of common stock issuable upon exercise of a warrant are subject to adjustment as set forth below:

  (a)
  Adjustments upon Subdivision or Combination of Common Stock.    If we subdivide (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of our outstanding shares of common stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares issuable upon exercise of the warrant will be proportionately increased. If we combine (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of our outstanding shares of common stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares issuable upon exercise of the warrant will be proportionately decreased.

  (b)
  Rights upon Distribution of Assets.    If we declare or make any dividend or other distribution of our assets (a "Distribution") to our stockholders after the issuance of the warrant, then (i) the Exercise Price shall be reduced to a price determined by multiplying such Exercise Price by a fraction of which (A) the numerator shall be the closing bid price of the shares of common stock on the trading day immediately preceding the record date for the Distribution minus the value of the Distribution (as determined in good faith by our Board) applicable to one share of common stock, and (B) the denominator shall be the closing bid price of the shares of common stock on the trading day immediately preceding such record date, and (ii) the number of shares issuable upon exercise of the warrant shall be increased to a number of shares equal to the number of shares of common stock obtainable immediately prior to the close of business on the record date fixed for the Distribution multiplied by the reciprocal of the fraction set forth in clause (i) above; provided that in the event that the Distribution is of shares of common stock of a company whose common shares are traded on a national securities exchange or a national automated quotation system, the warrant holder may elect to receive a warrant to purchase such company's shares in lieu of an increase in the number of warrant shares.

  (c)
  Fundamental Transactions.    If (i) we merge or consolidate with or into another person, or (ii) we sell all or substantially all of our assets, or (iii) we allow another person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of our outstanding shares of common stock (not including any shares of common stock held by the person or persons making or party to such purchase, tender or exchange offer), or (iv) we consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person as a result of which such other person becomes the beneficial owner of more than 50% of our outstanding shares of common stock, or (v) we reorganize, recapitalize or reclassify our common stock, or (vi) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the "beneficial owner" (as defined in Rule 13D-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by our issued and outstanding common stock, then the holder shall have the right thereafter to receive, upon exercise of the warrant, the same consideration as it would have been entitled to receive if it had held the common stock issuable upon exercise of the warrant immediately before such transaction. If any above-described transactions (other than any reorganization, recapitalization or reclassification of our common stock, in which holders of our voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) result in the warrant becoming exercisable for consideration other than stock in a public company, we will purchase the warrants from each of the holders (at such holder's request delivered before the 90th day after such transaction) for cash equal to the Black-Scholes value of the remaining unexercised portion of such holders warrant.

        Payment of Exercise Price.    The holder shall pay the exercise price in immediately available funds; provided, however, if at anytime there is (i) no effective registration statement registering the relevant common stock and (ii) no effective registration statement registering the resale of or no current prospectus available for the resale of the relevant common stock by the holder, the holder may elect to satisfy its obligation to pay the exercise price through a "cashless exercise," in which event we will issue to the holder the number of shares of common stock determined as follows:

	X	=	(Y×A) - (Y×B) A
where
	X	=	the number of shares of common stock to be issued to the holder.

Y	=	the number of shares of common stock with respect to which a warrant is being exercised.
A	=	the VWAP of the common stock on the trading day immediately preceding the date of the exercise notice.
B	=	the exercise price.

        Limitations on Exercise.    The number of shares of our common stock that may be acquired by a holder upon any exercise of a warrant shall be limited so that the total number of shares of our common stock then beneficially owned by such holder does not exceed 9.99% of the total number of issued and outstanding shares of our common stock (including for such purpose the shares of common stock issuable upon such exercise and upon exercise of any additional investor rights warrants). Our obligation to issue shares of common stock upon the exercise of a warrant shall be suspended until such time, if any, as shares of common stock may be issued in compliance with such limitation. The warrant also cannot be exercised to the extent that such exercise would, when added to shares beneficially owned, cause the person to become an "Acquiring Person" under the rights agreement between us and Computershare Trust Company N.A., as rights agent, as amended from time to time.

        Fractional Shares.    We will not be required to issue any fractional shares of our common stock on the exercise of a warrant but rather the number of shares of common stock to which shall be rounded up to the nearest whole number.

USE OF PROCEEDS

        We expect the net proceeds to us from this offering to be approximately $13.9 million, based on an assumed total offering size of $15.0 million, excluding the proceeds, if any, from the exercise of the warrants and additional investor rights warrants issued in this offering, and after deducting underwriting fees and commissions and all estimated offering expenses due and payable by us, as described in "Underwriting".

        The net proceeds from this offering will be used for general corporate purposes, which may include:

  •
  the funding of approximately $13 million to our Stephentown, New York facility project, as part of the equity contribution needed to satisfy loan closing conditions under the Department of Energy's loan guarantee program (under which we have previously received a conditional commitment for a loan guarantee of approximately $43 million), plus the payment of associated closing costs; and

  •
  ongoing working capital requirements.

        While we have estimated the particular uses for the net proceeds of this offering, we cannot specify these uses with certainty. Accordingly, our management has broad discretion as to the allocation of the net proceeds received in this offering and may use these proceeds for those purposes in the future. Pending the application of the net proceeds, we plan to invest the net proceeds of this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DILUTION

        If you invest in our units, your interest in the common stock contained therein will be diluted to the extent of the difference between the public offering price per share of our units and the net tangible book value per share of our common stock after this offering. Our net tangible book value on September 30, 2009 was approximately $22,167,972, or approximately $0.1749 per share of common stock. We sold shares of common stock, in increments of 1,500,000, on each of October 5, 2009,

October 20, 2009, November 5, 2009 and November 20, 2009, under our stock purchase agreement with Seaside 88, LP, at purchase prices of $0.61705, $0.62797, $0.57620 and $0.55307, respectively, representing sales of 6,000,000 shares in total (the "Seaside Sales"). Net tangible book value per share is determined by dividing our net tangible book value, which consists of tangible assets less total liabilities, by the number of shares of common stock outstanding on that date. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of units in this offering and the net tangible book value per share of common stock immediately after the completion of this offering. For purposes of this calculation, the entire purchase price for the unit is being allocated to the common stock contained in the unit. Without taking into account any other changes in our net tangible book value after September 30, 2009, other than the Seaside Sales and to give effect to our receipt of the estimated proceeds from the assumed sale of 23,437,134 units in this offering at an assumed public offering price per unit of $0.64 (the last reported sale price of our common stock on December 2, 2009), less underwriting fees and commissions and our estimated offering expenses, our pro forma net tangible book value as of September 30, 2009, would have been approximately $39,449,564 or $0.253 per share. This represents an immediate increase in the net tangible book value of $0.061 per share to our existing stockholders, and an immediate dilution in net tangible book value of $0.387 per share to investors participating in this offering. The following table illustrates this per share dilution:

Assumed public offering price per share included in each unit:	$0.640
Net tangible book value per share as of September 30, 2009:	$0.175
Pro forma net tangible book value per share as of September 30, 2009 after giving effect to the Seaside Sales:	$0.192
Increase in net tangible book value per share attributable to investors participating this offering:	$0.061
As adjusted net tangible book value per share after giving effect to this offering:	$0.253
Dilution per share to investors participating in this offering:	$0.387

        Investors that purchase common stock upon the exercise of the warrants or additional investor rights warrants offered hereby may experience dilution depending on our net tangible book value at the time of exercise.

        The above discussion and table are based on 126,754,901 shares of our common stock outstanding as of September 30, 2009 as adjusted for 6,000,000 shares sold in the Seaside Sales and an assumed 23,437,134 shares issued in this offering. This excludes the [                        ] shares issuable upon the exercise of the warrants and the additional investor rights warrants offered hereby and also excludes, as of September 30, 2009:

  •
  Approximately 11,942,501 shares of our common stock subject to outstanding options under our current and previous equity incentive plans, which have a weighted average exercise price of $1.14 per share;

  •
  Approximately 1,635,397 shares of common stock reserved for future issuance under our employee stock purchase plan;

  •
  41,498,178 shares of our common stock issuable upon exercise of outstanding warrants, which have a weighted average exercise price of $1.51 per share; and

  •
  96,647 shares of our common stock representing granted but unvested awards under our RSU arrangements.

        To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

UNDERWRITING

        Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, Lazard Capital Markets LLC, as the sole underwriter, has agreed to purchase, and we have agreed to sell to it, the number of units (each unit consisting of one share of common stock, one additional investor rights warrant to purchase [      ] of a share of common stock, and one warrant to purchase [      ] of a share of common stock) at the public offering price, less the underwriting discounts and commissions, as set forth on the cover page of this prospectus supplement as indicated below:

Underwriter	Number of Shares
Lazard Capital Markets LLC	[	]

Total:	[	]

        The underwriter is offering the units subject to its acceptance of the shares, additional investor rights warrants and warrants contained in each unit from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the units offered by this prospectus supplement are subject to the approval of certain legal matters by its counsel and to other conditions. The underwriter is obligated to take and pay for all of the units offered by this prospectus supplement if any such units are taken.

        The underwriter initially proposes to offer the units directly to the public at the public offering price listed on the cover page of this prospectus supplement. In addition, the underwriter may offer some of the units to other securities dealers at a price that represents a concession not in excess of $[            ] per share under the public offering price.

        The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of customary legal opinions, letters and certificates.

Commissions and Discounts

        The following table shows the public offering price, underwriting discount and proceeds before expenses to us.

	Per Unit			Total
Public offering price	$	[	]	$	[	]
Underwriting discount	$	[	]	$	[	]
Proceeds, before expenses, to us	$	[	]	$	[	]

        The expenses of the offering, not including the underwriting discount, are estimated to be $[                        ] and are payable by us. We may also reimburse the underwriter for certain fees and legal expenses incurred by it in connection with this offering. Lazard Frères & Co. LLC referred this transaction to Lazard Capital Markets LLC and will receive a referral fee from Lazard Capital Markets LLC in connection therewith; however, such referral fee is not in addition to the fee paid by us to Lazard Capital Markets LLC described above. In no event will the total amount of compensation paid to the underwriter and other securities brokers and dealers exceed 8.0% of the gross proceeds of the offering.

Quotation on the NASDAQ Global Market

        Our common stock is listed on the NASDAQ Capital Market under the symbol "BCON."

No Sales of Similar Securities

        We, and each of our executive officers and directors, have agreed with Lazard Capital Markets LLC, subject to certain exceptions, not to dispose of or hedge any of our shares of common stock or securities convertible into or exercisable or exchangeable for common stock for 60 days after the date of this prospectus without first obtaining the written consent of Lazard Capital Markets LLC. The 60-day "lock-up" period during which we and our executive officers and directors are restricted from engaging in transactions in our common stock or securities convertible into or exercisable or exchangeable for common stock is subject to extension such that, in the event that either (i) during the last 17 days of the "lock-up" period, we issue an earnings or financial results release or material news or a material event relating to us occurs, or (ii) prior to the expiration of the "lock-up" period, we announce that we will release earnings or financial results during the 16-day period beginning on the last day of the "lock-up" period, then in either case the expiration of the "lock-up" period will be extended until the expiration of the 18-day period beginning on the issuance of the earnings or financial results release or the occurrence of the material news or material event, as applicable, unless Lazard Capital Markets LLC waives, in writing, such an extension.

Price Stabilization, Short Positions

        In order to facilitate the offering of the units, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriter may sell more units than it is obligated to purchase under the underwriting agreement, creating a short position. The underwriter must close out any short position by purchasing units in the open market. A short position may be created if the underwriter is concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchased in this offering. As an additional means of facilitating this offering, the underwriter may bid for, and purchase, shares of our common stock in the open market to stabilize the price of the common stock. These activities may raise or maintain the market price of our common stock above independent market levels or prevent or slow a decline in the market price of our common stock. The underwriter is not required to engage in these activities, and may end any of these activities at any time.

        We have agreed to indemnify the underwriter and Lazard Frères & Co. LLC against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from breaches of representations and warranties contained in the underwriting agreement. We have also agreed to contribute to payments the underwriter and Lazard Frères & Co. LLC may be required to make in respect of such liabilities.

        A prospectus in electronic format may be made available on websites maintained by the underwriter. The underwriter may agree to allocate a number of units to its online brokerage account holders. Internet distributions will be allocated by the underwriter on the same basis as other allocations.

United Kingdom

        This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (e) of the Order (all such persons together being referred to as "relevant persons"). The units are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such units will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

        The underwriter has represented and agreed that:

          (a)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 or FSMA) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to us, and

          (b)   it has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

European Economic Area

        To the extent that the offer of the units is made in any Member State of the European Economic Area that has implemented the Prospectus Directive before the date of publication of a prospectus in relation to the units which has been approved by the competent authority in the Member State in accordance with the Prospectus Directive (or, where appropriate, published in accordance with the Prospectus Directive and notified to the competent authority in the Member State in accordance with the Prospectus Directive), the offer (including any offer pursuant to this document) is only addressed to qualified investors in that Member State within the meaning of the Prospectus Directive or has been or will be made otherwise in circumstances that do not require us to publish a prospectus pursuant to the Prospectus Directive.

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

          (a)   to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities,

          (b)   to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts, or

          (c)   in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this provision, the expression an "offer of shares to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

        The EEA selling restriction is in addition to any other selling restrictions set out below. In relation to each Relevant Member State, each purchaser of units (other than the underwriters) will be deemed to have represented, acknowledged and agreed that it will not make an offer of units to the public in any Relevant Member State, except that it may, with effect from and including the date on which the Prospectus Directive is implemented in the Relevant Member State, make an offer of units to the public in that Relevant Member State at any time in any circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive, provided that such purchaser agrees that it has not and will not make an offer of any units in reliance or purported reliance on Article 3(2)(b) of the Prospectus Directive. For the purposes of this provision, the expression an "offer of Shares to the public" in relation to any units in any Relevant Member State has the same meaning as in the preceding paragraph.

LEGAL MATTERS

        The validity of securities offered hereby will be passed upon for us by Edwards Angell Palmer & Dodge LLP, our counsel. Proskauer Rose LLP in New York, New York is acting as counsel for the underwriter in connection with this offering.

EXPERTS

        The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2008, have been so incorporated in reliance on the report of Miller Wachman LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Exchange Act. You may read and copy any document filed by us with the Securities and Exchange Commission at the following location of the SEC:

Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

        You may also obtain copies of this information by mail at prescribed rates by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the public reference room by calling the SEC at 1-800-SEC-0330. In addition, you can review copies of this information and the registration statement on the SEC's website at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to incorporate into this prospectus information that we file with the SEC in other documents, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference is automatically updated and superseded if such information is contained in this prospectus, or information that we later file with the SEC modifies and replaces such information. We incorporate by reference into this registration statement and prospectus the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus.

        We are incorporating by reference the following reports that we have filed with the SEC (including the information deemed furnished in these reports):

  •
  Our Annual Report on Form 10-K, for the year ended December 31, 2008;

  •
  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 3009 and September 30, 2009;

  •
  Our Current Reports on Forms 8-K filed with the SEC on January 27, 2009, January 28, 2009, February 3, 2009, February 20, 2009, February 26, 2009, March 20, 2009, April 9, 2009, April 20, 2009, April 30, 2009, May 20, 2009, June 11, 2009, June 17, 2009, June 22, 2009, July 2, 2009, July 6, 2009, July 20, 2009, August 5, 2009, August 20, 2009, September 8, 2009, September 18, 2009, September 21, 2009, September 25, 2009, October 5, 2009, October 20, 2009, November 5, 2009 (excluding any information deemed furnished therein), November 20, 2009 and November 24, 2009; and

  •
  The description of our common stock contained in our registration statement on Form 8-A under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

        We will furnish without charge to you, on written or oral request, a copy of all of the documents incorporated by reference, including exhibits to these documents. You should direct any request for documents to Beacon Power Corporation, Attention: Corporate Secretary, 65 Middlesex Road, Tyngsboro, Massachusetts 01879. Our telephone number is 978-694-9121.

Exhibit A

BEACON POWER CORPORATION
FORM OF
ADDITIONAL INVESTOR RIGHTS
WARRANT TO PURCHASE COMMON STOCK

Warrant No.:
Number of Shares of Common Stock:
Date of Issuance:                         , 2009 ("Issuance Date")

        Beacon Power Corporation, a Delaware corporation (the "Company"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,                        , the registered holder hereof or its permitted assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Additional Investor Rights Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the "Warrant"), at any time or times on or after the date hereof (the "Exercisability Date"), but not after 11:59 p.m., New York time, on the Expiration Date (as defined below),                          (                        )(1) fully paid nonassessable shares of Common Stock (as defined below) (the "Warrant Shares"). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 14. This Warrant is the Additional Investor Rights Warrant to purchase Common Stock issued pursuant to (i) the Company's prospectus supplement dated December     , 2009 (the "Prospectus") and (ii) the Company's Registration Statement on Form S-3 (File number 333-161648) (the "Registration Statement").

        1.    EXERCISE OF WARRANT.

          (a)    Mechanics of Exercise.    Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(h)), this Warrant may be exercised by the Holder on any day on or after the Exercisability Date, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the "Exercise Notice"), of the Holder's election to exercise this Warrant and (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the "Aggregate Exercise Price") in cash or by wire transfer of immediately available funds or (B) provided the conditions for cashless exercise set forth in Section 1(d) are satisfied, by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the first (1st) Business Day following the date on which the Company has received each of the Exercise Notice and the Aggregate Exercise Price (or notice of a Cashless Exercise) (the "Exercise Delivery Documents"), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company's transfer agent (the "Transfer Agent"). On or before the third (3rd) Business Day following the date on which the Company has received all of the Exercise Delivery Documents (the "Share Delivery Date"), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of Warrant Shares to

(1)
Insert a number equal to [        ]% of the number of shares of Common Stock to be purchased by Holder.

  which the Holder is entitled pursuant to such exercise to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal at Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company's share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder's DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

          (b)    Exercise Price.    For purposes of this Warrant, "Exercise Price" means an amount equal to the VWAP of the Common Stock measured in hundredths of cents over the five (5) consecutive Trading Days immediately prior to the date this Warrant is exercised multiplied by [              ] percent ([        ]%), subject to adjustment as provided herein; provided, however, that in no event shall the Exercise Price be less than $[        ]. For the duration of this Warrant, the Company will post the current Exercise Price of this Warrant on its corporate website, updated daily.

          (c)    Company's Failure to Timely Deliver Securities.    If the Company shall fail for any reason or for no reason to issue to the Holder within three (3) Business Days (such third Business Day, a "Warrant Share Delivery Date") of receipt of the Exercise Delivery Documents in compliance with the terms of this Section 1, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company's share register or to credit the Holder's balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder's exercise of this Warrant, and if on or after such Warrant Share Delivery Date the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a "Buy-In"), then the Company shall, within three (3) Business Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such certificate (and to issue such Warrant Shares) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Warrant Shares and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the date of exercise.

          (d)    Cashless Exercise.    Notwithstanding anything contained herein to the contrary, but subject to Section 1(h), if a registration statement covering the Warrant Shares that are the subject of the Exercise Notice (the "Unavailable Warrant Shares"), or an exemption from registration, is not available for the resale of such Unavailable Warrant Shares, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula (a "Cashless Exercise"):

Net Number	=	(A×B) - (A×C) B

          For purposes of the foregoing formula:

A	=	the total number of shares with respect to which this Warrant is then being exercised.
B	=	the VWAP of the Common Stock on the Trading Day immediately preceding the date of the Exercise Notice.
C	=	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

          (e)    Company-Elected Conversion.    (i) The Company shall provide to the Holder prompt written notice of any time that the Company is unable to issue the Warrant Shares via DTC transfer (or otherwise without restrictive legend), because (A) the Securities and Exchange Commission (the "Commission") has issued a stop order with respect to the Registration Statement, (B) the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently or (C) the Company has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently (each a "Restrictive Legend Event"). To the extent that a Restrictive Legend Event occurs after the Holder has exercised this Warrant in accordance with Section 1(a) but prior to the delivery of the Warrant Shares, (i) the Company shall (A) if the VWAP of the Common Stock on the Trading Day immediately preceding the date of the Exercise Notice is greater than the Exercise Price, provide written notice to the Holder that the Company will deliver that number of Warrant Shares to the Holder as should be delivered in a Cashless Exercise in accordance with Section 1(d), and return to the Holder all consideration paid to the Company in connection with the Holder's attempted exercise of this Warrant pursuant to Section 1(a) (a "Company-Elected Conversion"), or (B) at the election of the Holder to be given within five (5) days of receipt of notice of a Company-Elected Conversion, the Holder shall be entitled to rescind the previously submitted Notice of Exercise and the Company shall return all consideration paid by Holder for such shares upon such rescission; and (ii) for purposes of applying Section 1(c), notwithstanding anything else therein, the "Warrant Share Delivery Date" shall be deemed to refer to the third (3rd) Business Day following the earlier of (1) the expiration of such five day period without the Holder having elected rescission or (2) the third (3rd) Business Day following the Holder's notification to the Company of its acceptance of the Company-Elected Conversion, and such section shall not apply in the event that the Holder elects to rescind its Notice of Exercise.

          (ii)   If a Restrictive Legend Event has occurred and no exemption from the registration requirements is available (including, without limitation, under Section 3(a)(9) of the Securities Act by virtue of a Cashless Exercise), this Warrant shall not be exercisable. Notwithstanding anything herein to the contrary, the Company shall not be required to make any cash payments to the Holder in lieu of issuance of the Warrant Shares. The Company shall give prompt written notice to the Holder of any cessation of a Restrictive Legend Event (the "Re-Effectiveness Notice"). Notwithstanding anything to the contrary contained herein, the Expiration Date of this Warrant shall be extended for a period of five (5) days following receipt by the Holder of the Re-Effectiveness Notice.

          (f)    Rule 144.    For purposes of Rule 144(d) promulgated under the Securities Act, as in effect on the date hereof, it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Prospectus.

          (g)    Disputes.    In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed.

          (h)    Limitations on Exercises.    Any exercise of this Warrant must be in compliance with this Section 1(h) and any Exercise Notice must be accompanied by a certificate of the holder certifying the number of shares of Common Stock owned by the holder and a detailed computation of the number of shares of Common Stock the holder is entitled to acquire by exercise or conversion of any security or instrument without regard to any time, cap or other limitation on such exercise or conversion. The Company shall have no obligation to issue shares of Common Stock upon exercise hereof to the extent that it believes in good faith that such issuance would not be in compliance with this Section 1(h).

          (i)    No exercise that exceeds 9.99% Beneficial Ownership.    The Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Holder (together with such Holder's affiliates) would beneficially own in excess of 9.99% of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

          (j)    No Exercise That Triggers Rights Agreement.    This Warrant may not be exercised to acquire securities to the extent that when added to those already beneficially owned by such holder for purposes of the Rights Agreement between the Company and Computershare Trust Company N.A., dated as of September 25, 2002 and as amended from time to time (as so amended, the "Rights Agreement") such securities would cause such holder to become an Acquiring Person as that term is used in the Rights Agreement with respect to that holder.

        2.    ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES.    The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

          (a)    Adjustment upon Subdivision or Combination of Common Stock.    If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Issuance Date combines (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (b)    Other Events.    If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(b) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.

        3.    RIGHTS UPON DISTRIBUTION OF ASSETS.    If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Warrant, then, in each such case:

        (a)   any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the Closing Bid Price of the shares of Common Stock on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company's Board of Directors) applicable to one share of Common Stock, and (ii) the denominator shall be the Closing Bid Price of the shares of Common Stock on the Trading Day immediately preceding such record date; and

        (b)   the number of Warrant Shares shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (a); provided that in the event that the Distribution is of shares of Common Stock (or common stock) ("Other Shares of Common Stock") of a company whose common shares are traded on a national securities exchange or a national automated quotation system, then the Holder may elect to receive a warrant to purchase Other Shares of Common Stock in lieu of an increase in the number of Warrant Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Shares of Common Stock that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding paragraph (a) and the number of Warrant Shares calculated in accordance with the first part of this paragraph (b).

        4.    PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

          (a)    Purchase Rights.    In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the "Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

          (b)    Fundamental Transactions; Parent Entities.    The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Warrant pursuant to written agreements in form and substance reasonably satisfactory to the Holder, including agreements to deliver to each holder of Warrants in exchange for such Warrants a written instrument issued by the Successor Entity substantially similar in form and substance to this Warrant exercisable for the consideration that would have been issuable in the Fundamental Transaction in respect of the Warrant Shares had this Warrant been exercised immediately prior to the consummation of the Fundamental Transaction. The provisions of this Section 4(b) shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the exercise of this Warrant.

        Notwithstanding the foregoing, in the event of a Change of Control other than one in which a Successor Entity that is a publicly traded corporation whose stock is quoted or listed for trading on an Eligible Market assumes this Warrant such that the Warrant shall be exercisable for the publicly traded Common Stock of such Successor Entity, then at the request of the Holder delivered before the 90th day after such Fundamental Transaction, the Company (or the Successor Entity) shall purchase this Warrant from the Holder by paying to the Holder, within five Business Days after such request (or, if later, on the effective date of the Fundamental Transaction), cash in an amount equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of such Fundamental Transaction.

        In the event that any person becomes a Parent Entity of the Company, such person shall assume all of the obligations of the Company under this Warrant with the same effect as if such person had been named as the Company herein.

        5.    NONCIRCUMVENTION.    The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as this Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant,

100% of the number of shares of Common Stock issuable upon exercise of this Warrant then outstanding (without regard to any limitations on exercise).

        6.    WARRANT HOLDER NOT DEEMED A STOCKHOLDER.    Except as otherwise specifically provided herein, the Holder, solely in such Person's capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person's capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

        7.    REISSUANCE OF WARRANTS.

          (a)    Transfer of Warrant.    If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

          (b)    Lost, Stolen or Mutilated Warrant.    Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

          (c)    Exchangeable for Multiple Warrants.    This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

          (d)    Issuance of New Warrants.    Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

        8.    NOTICES.    Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with the following instructions: (a) if within the domestic United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and (c) will be deemed given (i) if delivered by first-class registered or certified domestic mail, three business days after being so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after being so mailed, (iii) if delivered by International Federal Express, two business days after being so mailed, and (iv) if delivered by facsimile, upon electronic confirmation of receipt and will be delivered and addressed as follows:

          (a)   if to the Company, to:

    Beacon Power Corporation
    65 Middlesex Road
    Tyngsboro, Massachusetts 01879
    Attention: James M. Spiezio, Chief Financial Officer
    Facsimile: (978) 988-1337

    with a copy to:

    Edwards Angell Palmer & Dodge LLP
    111 Huntington Avenue
    Boston, Massachusetts 02199-7613
    Attention: Albert L. Sokol
    Facsimile: (617) 227-4420

          (b)   if to the Holder, at its address on the Exercise Notice, annexed as Exhibit A hereto, or at such other address or addresses as may have been furnished to the Company in writing. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor.

        9.    AMENDMENT AND WAIVER.    Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

        10.    GOVERNING LAW.    This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

        11.    CONSTRUCTION; HEADINGS.    This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

        12.    REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.    The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.

        13.    TRANSFER.    This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

        14.    CERTAIN DEFINITIONS.    For purposes of this Warrant, the following terms shall have the following meanings:

          (a)   "Black Scholes Value" means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the "OV" function on Bloomberg as of the day of the consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (i) a price per share of Common Stock equal to the VWAP of the Common Stock for the Trading Day immediately preceding the date of consummation of the applicable Fundamental Transaction, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction and (iii) an expected volatility equal to the greater of 80% and the 30 day volatility obtained from the HVT function on Bloomberg determined as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction.

          (b)   "Bloomberg" means Bloomberg Financial Markets.

          (c)   "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law or governmental authority to remain closed.

          (d)   "Change of Control" means any Fundamental Transaction other than (A) any reorganization, recapitalization or reclassification of the Common Stock, in which holders of the Company's voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

          (e)   "Closing Bid Price" and "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

          (f)    "Common Stock" means (i) the Company's shares of Common Stock, par value $0.01 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

          (g)   "Eligible Market" means the Principal Market, The New York Stock Exchange, Inc., The NYSE Amex Equities, The NASDAQ Global Select Market or The NASDAQ Global Market.

          (h)   "Expiration Date" means August 31, 2010.

          (i)    "Fundamental Transaction" means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person as a result of which such other Person become the beneficial owner of more than the 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, or (vi) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

          (j)    "Options" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

          (k)   "Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

          (l)    "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

          (m)  "Principal Market" means The NASDAQ Capital Market.

          (n)   "Successor Entity" means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

          (o)   "Trading Day" means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock are then traded; provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York time).

          (p)   "VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on an Eligible Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on such Eligible Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)); (b) if the Common stock is not then listed or quoted on an eligible market, and if the Common Stock is listed or quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

        [Signature Page Follows]

        IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

BEACON POWER CORPORATION
By:	Name: Title:

 EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK

BEACON POWER CORPORATION

        The undersigned holder hereby exercises the right to purchase              shares of Common Stock ("Warrant Shares") of Beacon Power Corporation, a Delaware corporation (the "Company"), evidenced by the attached Warrant to Purchase Common Stock (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

        1.     Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

                 a "Cash Exercise" with respect to              Warrant Shares; and/or

                 a "Cashless Exercise" with respect to              Warrant Shares.

        2.     Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $             to the Company in accordance with the terms of the Warrant.

        3.     Delivery of Warrant Shares. The Company shall deliver to the holder              Warrant Shares in accordance with the terms of the Warrant.

        4.     The undersigned holder hereby certifies that the number of shares of Common Stock owned by the holder and a detailed computation of the number of shares of Common Stock the holder is entitled to acquire by exercise or conversion of any security or instrument without regard to any time, cap or other limitation on such exercise or conversion, are set forth below.

Date:	,
Name of Registered Holder

By:	Name: Title:

 ACKNOWLEDGMENT

        The Company hereby acknowledges this Exercise Notice and hereby directs Computershare Limited to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated                                    , 20            from the Company and acknowledged and agreed to by Computershare Limited.

BEACON POWER CORPORATION
By:
Name: Title:

Exhibit B

BEACON POWER CORPORATION
FORM OF
WARRANT TO PURCHASE COMMON STOCK

Warrant No.:
Number of Shares of Common Stock:
Date of Issuance:                        , 2009 ("Issuance Date")

        Beacon Power Corporation, a Delaware corporation (the "Company"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,                        , the registered holder hereof or its permitted assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the "Warrant"), at any time or times on or after the date hereof (the "Exercisability Date"), but not after 11:59 p.m., New York time, on the Expiration Date (as defined below),                          (                        )(1) fully paid nonassessable shares of Common Stock (as defined below) (the "Warrant Shares"). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 14. This Warrant is the Warrant to purchase Common Stock (this "Warrant") issued pursuant to (i) the Company's prospectus supplement dated December     , 2009 (the "Prospectus") and (ii) the Company's Registration Statement on Form S-3 (File number 333-161648) (the "Registration Statement").

        1.    EXERCISE OF WARRANT.

          (a)    Mechanics of Exercise.    Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(h)), this Warrant may be exercised by the Holder on any day on or after the Exercisability Date, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the "Exercise Notice"), of the Holder's election to exercise this Warrant and (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the "Aggregate Exercise Price") in cash or by wire transfer of immediately available funds or (B) provided the conditions for cashless exercise set forth in Section 1(d) are satisfied, by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the first (1st) Business Day following the date on which the Company has received each of the Exercise Notice and the Aggregate Exercise Price (or notice of a Cashless Exercise) (the "Exercise Delivery Documents"), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company's transfer agent (the "Transfer Agent"). On or before the third (3rd) Business Day following the date on which the Company has received all of the Exercise Delivery Documents (the "Share Delivery Date"), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder's or its designee's balance

(1)
Insert a number equal to [        ]% of the number of shares of Common Stock to be purchased by Holder.

  account with DTC through its Deposit Withdrawal at Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company's share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder's DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

          (b)    Exercise Price.    For purposes of this Warrant, "Exercise Price" means $                        , subject to adjustment as provided herein.

          (c)    Company's Failure to Timely Deliver Securities.    If the Company shall fail for any reason or for no reason to issue to the Holder within three (3) Business Days (such third Business Day, a "Warrant Share Delivery Date") of receipt of the Exercise Delivery Documents in compliance with the terms of this Section 1, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company's share register or to credit the Holder's balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder's exercise of this Warrant, and if on or after such Warrant Share Delivery Date the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a "Buy-In"), then the Company shall, within three (3) Business Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such certificate (and to issue such Warrant Shares) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Warrant Shares and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the date of exercise.

          (d)    Cashless Exercise.    Notwithstanding anything contained herein to the contrary, but subject to Section 1(h), if a registration statement covering the Warrant Shares that are the subject of the Exercise Notice (the "Unavailable Warrant Shares"), or an exemption from registration, is not available for the resale of such Unavailable Warrant Shares, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the

  Aggregate Exercise Price, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula (a "Cashless Exercise"):

Net Number	=	(A×B) - (A×C) B

          For purposes of the foregoing formula:

A	=	the total number of shares with respect to which this Warrant is then being exercised.
B	=	the VWAP of the Common Stock on the Trading Day immediately preceding the date of the Exercise Notice.
C	=	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

          (e)    Company-Elected Conversion.    (i) The Company shall provide to the Holder prompt written notice of any time that the Company is unable to issue the Warrant Shares via DTC transfer (or otherwise without restrictive legend), because (A) the Securities and Exchange Commission (the "Commission") has issued a stop order with respect to the Registration Statement, (B) the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently or (C) the Company has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently (each a "Restrictive Legend Event"). To the extent that a Restrictive Legend Event occurs after the Holder has exercised this Warrant in accordance with Section 1(a) but prior to the delivery of the Warrant Shares, (i) the Company shall (A) if the VWAP of the Common Stock on the Trading Day immediately preceding the date of the Exercise Notice is greater than the Exercise Price, provide written notice to the Holder that the Company will deliver that number of Warrant Shares to the Holder as should be delivered in a Cashless Exercise in accordance with Section 1(d), and return to the Holder all consideration paid to the Company in connection with the Holder's attempted exercise of this Warrant pursuant to Section 1(a) (a "Company-Elected Conversion"), or (B) at the election of the Holder to be given within five (5) days of receipt of notice of a Company-Elected Conversion, the Holder shall be entitled to rescind the previously submitted Notice of Exercise and the Company shall return all consideration paid by Holder for such shares upon such rescission; and (ii) for purposes of applying Section 1(c), notwithstanding anything else therein, the "Warrant Share Delivery Date" shall be deemed to refer to the third (3rd) Business Day following the earlier of (1) the expiration of such five day period without the Holder having elected rescission or (2) the third (3rd) Business Day following the Holder's notification to the Company of its acceptance of the Company-Elected Conversion, and such section shall not apply in the event that the Holder elects to rescind its Notice of Exercise.

          (ii)   If a Restrictive Legend Event has occurred and no exemption from the registration requirements is available (including, without limitation, under Section 3(a)(9) of the Securities Act by virtue of a Cashless Exercise), this Warrant shall not be exercisable. Notwithstanding anything herein to the contrary, the Company shall not be required to make any cash payments to the Holder in lieu of issuance of the Warrant Shares. The Company shall give prompt written notice to the Holder of any cessation of a Restrictive Legend Event (the "Re-Effectiveness Notice"). Notwithstanding anything to the contrary contained herein, the Expiration Date of this Warrant shall be extended for a period of five (5) days following receipt by the Holder of the Re-Effectiveness Notice.

          (f)    Rule 144.    For purposes of Rule 144(d) promulgated under the Securities Act, as in effect on the date hereof, it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Prospectus.

          (g)    Disputes.    In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed.

          (h)    Limitations on Exercises.    Any exercise of this Warrant must be in compliance with this Section 1(h) and any Exercise Notice must be accompanied by a certificate of the holder certifying the number of shares of Common Stock owned by the holder and a detailed computation of the number of shares of Common Stock the holder is entitled to acquire by exercise or conversion of any security or instrument without regard to any time, cap or other limitation on such exercise or conversion. The Company shall have no obligation to issue shares of Common Stock upon exercise hereof to the extent that it believes in good faith that such issuance would not be in compliance with this Section 1(h).

          (i)    No exercise that exceeds 9.99% Beneficial Ownership.    The Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Person (together with such Person's affiliates) would beneficially own in excess of 9.99% of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

          (j)    No Exercise That Triggers Rights Agreement.    This warrant may not be exercised to acquire securities to the extent that when added to those already beneficially owned by such holder for purposes of the Rights Agreement between the Company and Computershare Trust Company N.A., dated as of September 25, 2002 and as amended from time to time (as so amended, the "Rights Agreement") such securities would cause such holder to become an Acquiring Person as that term is used in the Rights Agreement with respect to that holder.

        2.    ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES.    The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

          (a)    Adjustment upon Subdivision or Combination of Common Stock.    If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Issuance Date combines (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (b)    Other Events.    If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(b) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.

        3.    RIGHTS UPON DISTRIBUTION OF ASSETS.    If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Warrant, then, in each such case:

          (a)   any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the Closing Bid Price of the shares of Common Stock on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company's Board of Directors) applicable to one share of Common Stock, and (ii) the denominator shall be the Closing Bid Price of the shares of Common Stock on the Trading Day immediately preceding such record date; and

          (b)   the number of Warrant Shares shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (a); provided that in the event that the Distribution is of shares of Common Stock (or common stock) ("Other Shares of Common Stock") of a company whose common shares are traded on a national securities exchange or a national automated quotation system, then the Holder may elect to receive a warrant to purchase Other Shares of Common Stock in lieu of an increase in the number of Warrant Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Shares of Common Stock that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding paragraph (a) and the number of Warrant Shares calculated in accordance with the first part of this paragraph (b).

        4.    PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

          (a)    Purchase Rights.    In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the "Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

          (b)    Fundamental Transactions; Parent Entities.    The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Warrant pursuant to written agreements in form and substance reasonably satisfactory to the Holder, including agreements to deliver to each holder of Warrants in exchange for such Warrants a written instrument issued by the Successor Entity substantially similar in form and substance to this Warrant exercisable for the consideration that would have been issuable in the Fundamental Transaction in respect of the Warrant Shares had this Warrant been exercised immediately prior to the consummation of the Fundamental Transaction. The provisions of this Section 4(b) shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the exercise of this Warrant.

        Notwithstanding the foregoing, in the event of a Change of Control other than one in which a Successor Entity that is a publicly traded corporation whose stock is quoted or listed for trading on an Eligible Market assumes this Warrant such that the Warrant shall be exercisable for the publicly traded Common Stock of such Successor Entity, then at the request of the Holder delivered before the 90th day after such Fundamental Transaction, the Company (or the Successor Entity) shall purchase this Warrant from the Holder by paying to the Holder, within five Business Days after such request (or, if later, on the effective date of the Fundamental Transaction), cash in an amount equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of such Fundamental Transaction.

        In the event that any person becomes a Parent Entity of the Company, such person shall assume all of the obligations of the Company under this Warrant with the same effect as if such person had been named as the Company herein.

        5.    NONCIRCUMVENTION.    The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as this Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, 100% of the number of shares of Common Stock issuable upon exercise of this Warrant then outstanding (without regard to any limitations on exercise).

        6.    WARRANT HOLDER NOT DEEMED A STOCKHOLDER.    Except as otherwise specifically provided herein, the Holder, solely in such Person's capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person's capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

        7.    REISSUANCE OF WARRANTS.

          (a)    Transfer of Warrant.    If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

          (b)    Lost, Stolen or Mutilated Warrant.    Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

          (c)    Exchangeable for Multiple Warrants.    This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

          (d)    Issuance of New Warrants.    Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

        8.    NOTICES.    Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with the following instructions: (a) if within the domestic United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and (c) will be deemed given (i) if delivered by first-class registered or certified domestic mail, three business days after being so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after being so mailed, (iii) if delivered by International Federal Express, two business days after being so mailed, and (iv) if delivered by facsimile, upon electronic confirmation of receipt and will be delivered and addressed as follows:

  (a) if to the Company, to:

  Beacon Power Corporation
  65 Middlesex Road
  Tyngsboro, Massachusetts 01879
  Attention: James M. Spiezio, Chief Financial Officer
  Facsimile: (978) 988-1337

  with a copy to:

  Edwards Angell Palmer & Dodge LLP
  111 Huntington Avenue
  Boston, Massachusetts 02199-7613
  Attention: Albert L. Sokol
  Facsimile: (617) 227-4420

  (b) if to the Holder, at its address on the Exercise Notice, annexed as Exhibit A hereto, or at such other address or addresses as may have been furnished to the Company in writing. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor.

        9.    AMENDMENT AND WAIVER.    Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

        10.    GOVERNING LAW.    This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

        11.    CONSTRUCTION; HEADINGS.    This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

        12.    REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.    The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.

        13.    TRANSFER.    This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

        14.    CERTAIN DEFINITIONS.    For purposes of this Warrant, the following terms shall have the following meanings:

          (a)   "Black Scholes Value" means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the "OV" function on Bloomberg as of the day of the consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (i) a price per share of Common Stock equal to the VWAP of the Common Stock for the Trading Day immediately preceding the date of consummation of the applicable Fundamental Transaction, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction and (iii) an expected volatility equal to the greater of 80% and the 30 day volatility obtained from the HVT function on Bloomberg determined as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction.

          (b)   "Bloomberg" means Bloomberg Financial Markets.

          (c)   "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law or governmental authority to remain closed.

          (d)   "Change of Control" means any Fundamental Transaction other than (A) any reorganization, recapitalization or reclassification of the Common Stock, in which holders of the Company's voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

          (e)   "Closing Bid Price" and "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

          (f)    "Common Stock" means (i) the Company's shares of Common Stock, par value $0.01 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

          (g)   "Eligible Market" means the Principal Market, The New York Stock Exchange, Inc., The NYSE Amex Equities, The NASDAQ Global Select Market or The NASDAQ Global Market.

          (h)   "Expiration Date" means the date sixty (60) months after the Issuance Date or, if such date falls on a day other than a Trading Day or on which trading does not take place on the Principal Market (a "Holiday"), the next date that is not a Holiday, as the same may be extended pursuant to Section 1(e) hereof.

          (i)    "Fundamental Transaction" means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person as a result of which such other Person become the beneficial owner of more than the 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, or (vi) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

          (j)    "Options" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

          (k)   "Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

          (l)    "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

          (m)  "Principal Market" means The NASDAQ Capital Market.

          (n)   "Successor Entity" means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

          (o)   "Trading Day" means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock are then traded; provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York time).

          (p)   "VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on an Eligible Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on such Eligible Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)); (b) if the Common stock is not then listed or quoted on an eligible market, and if the Common Stock is listed or quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

[Signature Page Follows]

        IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

BEACON POWER CORPORATION
By:	Name: Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK

BEACON POWER CORPORATION

        The undersigned holder hereby exercises the right to purchase                        shares of Common Stock ("Warrant Shares") of Beacon Power Corporation, a Delaware corporation (the "Company"), evidenced by the attached Warrant to Purchase Common Stock (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

        1.     Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

                            a "Cash Exercise" with respect to                        Warrant Shares; and/or

                            a "Cashless Exercise" with respect to                        Warrant Shares.

        2.     Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $                        to the Company in accordance with the terms of the Warrant.

        3.     Delivery of Warrant Shares. The Company shall deliver to the holder                        Warrant Shares in accordance with the terms of the Warrant.

        4.     The undersigned holder hereby certifies that the number of shares of Common Stock owned by the holder and a detailed computation of the number of shares of Common Stock the holder is entitled to acquire by exercise or conversion of any security or instrument without regard to any time, cap or other limitation on such exercise or conversion, are set forth below.

Date:	,
Name of Registered Holder
By:	Name: Title:

ACKNOWLEDGMENT

        The Company hereby acknowledges this Exercise Notice and hereby directs Computershare Limited to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated                        , 20            from the Company and acknowledged and agreed to by Computershare Limited.

BEACON POWER CORPORATION
By:	Name: Title:

PROSPECTUS

$60,000,000

Beacon Power Corporation

Common Stock

Preferred Stock

Depositary Shares

Warrants

Units

        From time to time, we may sell common stock, preferred stock, depositary shares, warrants and/or units with a total value of up to $60,000,000.

        We will provide specific terms of these offerings and securities in supplements to this prospectus. You should read this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement carefully before you invest.

        Our common stock is traded on the NASDAQ Capital Market ("Nasdaq") under the symbol "BCON." On August 31, 2009, the last reported sale price for our common stock, as reported on Nasdaq was $0.72 per share.

        INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE SECTION ENTITLED "RISK FACTORS" ON PAGE 5.

        THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

        The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. Additional methods of sale are set forth under "Plan of Distribution." If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospectus dated September 15, 2009

        You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, we may offer common stock, preferred stock, depositary shares and/or warrants to purchase any of such securities, either individually or in units, in one or more offerings up to a total amount of $60,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities. We may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under "Where You Can Find More Information."

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the filings incorporated into this prospectus by reference contain forward-looking statements. Forward-looking statements can generally be identified by our use of words such as "anticipates," "believes," "continue," "estimates," "expects," "intends," "may," "opportunity," "plans," "potential," "predicts," or "will," the negative of these words or words of similar import. Similarly, statements that describe our future plans, strategies, intentions, expectations, objectives, goals or prospects are also forward-looking statements.

        These statements are based on our beliefs and assumptions, which in turn are based on currently available information. Our beliefs and assumptions could prove incorrect. New risks and uncertainties emerge from time to time, and it is not possible for us to predict which factors will arise or how they may affect us.

        These and other factors, including those factors set forth under "Risk Factors," could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf. You should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or the prospectus supplement or the date of documents incorporated by reference in this prospectus that include forward-looking statements.

BEACON POWER CORPORATION

Overview

        Beacon Power Corporation's focus is to design, manufacture and market flywheel-based energy storage systems that provide frequency regulation and other highly reliable energy solutions for the worldwide electricity grid at competitive costs. We also plan to sell individual and large-scale systems outright or on a fractional basis. As we expand our flywheel production and continue to lower system costs, we believe we will be able to market other cost-effective applications for our flywheel systems that will further expand our revenue.

        Our market focus is on the five geographic regions of the domestic grid that provide open bid markets for regulation services. These regional grid operators purchase frequency regulation services from independent providers in open bid markets that they manage and maintain. We are seeking to become one such provider. We believe our technology will offer grid operators the benefits of greater reliability; faster response time; cleaner operation, including zero direct emissions of carbon dioxide (CO2), nitrogen oxide, sulfur dioxide and mercury; and lower maintenance costs compared to conventional power generation facilities that also provide frequency regulation services. We believe that we will have lower operating costs and faster response time than the majority of other entities that provide frequency regulation services, which we believe will allow us to have sufficient margins to make our services economically viable.

        Our principal corporate offices and research and development laboratory are located at 65 Middlesex Road, Tyngsboro, Massachusetts, 01879. The telephone number at our principal corporate offices is 978-694-9121. Our website is located at www.beaconpower.com. Information contained on our website does not constitute part of this prospectus. References in the prospectus to "Beacon," "we," "our," "us," and the "Company" refer, collectively, to Beacon Power Corporation and its subsidiary.

SECURITIES WE MAY OFFER

        We may offer shares of our common stock and preferred stock, depositary shares representing fractional shares of our preferred stock and/or warrants to purchase any of such securities, either individually or in units, in one or more offerings, with a total value of up to $60,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

  •
  designation or classification;

  •
  aggregate offering price;

  •
  rates and times of payment of dividends;

  •
  redemption, conversion or exchange terms;

  •
  conversion or exchange prices or rates and any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

  •
  ranking;

  •
  restrictive covenants;

  •
  voting or other rights; and

  •
  important federal income tax considerations.

        The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus.

        THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

        We may sell the securities directly to investors or through agents, underwriters or dealers. We and our agents, underwriters or dealers reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through agents, underwriters or dealers, we will include in the applicable prospectus supplement:

  •
  the names of those agents, underwriters or dealers;

  •
  applicable fees, discounts and commissions to be paid to them;

  •
  details regarding over-allotment options, if any; and

  •
  the net proceeds to us.

Common Stock

        We may issue shares of our common stock from time to time. Subject to any preferential rights, holders of our common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of our company, holders of the common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock

Preferred Stock

        We may issue shares of our preferred stock from time to time, in one or more series. Under our certificate of incorporation, our board of directors has the authority, without further action by stockholders, to designate up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock. As of the date of this prospectus, there are no shares of preferred stock outstanding.

        We will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplements related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Depositary Shares

        We may issue receipts for depositary shares representing fractional shares of preferred stock from time to time. The fractional share of the applicable series of preferred stock represented by such depositary shares will be set forth in the applicable prospectus supplement.

        Any depositary shares that we sell under this prospectus will be evidenced by depositary receipts issued under a deposit agreement between us and a depositary with whom we deposit the shares of the applicable series of preferred stock that underlie the depositary shares that are sold. In this prospectus, we have summarized certain general features of the depositary shares. We will incorporate by reference into the registration statement of which this prospectus is a part the form of deposit agreement, including a form of depositary receipt, that describes the terms of any depositary shares we are offering before the issuance of the related depositary shares. We urge you to read the prospectus supplements related to any depositary shares being offered, as well as the complete deposit agreement and depositary receipt that contains the terms of the depositary shares.

Warrants

        We may issue warrants for the purchase of common stock, preferred stock, or depositary shares in one or more series, from time to time. We may issue warrants independently or together with common stock, preferred stock or depositary shares, and the warrants may be attached to or separate from those securities.

        The warrants will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. In this prospectus, we have summarized certain general features of the warrants. We will incorporate by reference into the registration statement of which this prospectus is a part the form of warrant agreement, including a form of warrant certificate, that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. We urge you to read the prospectus supplements related to the series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the applicable series of warrants.

Units

        We may issue units representing any combination of common stock, preferred stock, depositary shares and/or warrants from time to time.

        The units may be issued under one or more unit agreements. In this prospectus, we have summarized certain general features of the units.

        We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement under which the units are designated, describing the terms of the units we are offering before the issuance of the related units. We urge you to read the prospectus supplements related to any units being offered, as well as the complete unit agreement designating the units.

RISK FACTORS

        Except for the historical information contained in this prospectus or incorporated by reference, this prospectus (and the information incorporated by reference in this prospectus) contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed here or incorporated by reference. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Reports on Form 10-Q, which are incorporated by reference. In addition, for any securities offered under this prospectus we will include risk factors, if appropriate, in the applicable prospectus supplement relating to those securities.

USE OF PROCEEDS

        Unless otherwise provided in a prospectus supplement, we currently intend to use the net proceeds from the sale of our securities under this prospectus for our general corporate purposes, including the repayment of future indebtedness, and potential acquisitions. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the prospectus supplement relating to this offering.

DESCRIPTION OF CAPITAL STOCK

        Our certificate of incorporation authorizes us to issue an aggregate of 400,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. The following description of our capital stock is a summary. It summarizes only those aspects of our capital stock which we believe will be most important to your decision to invest in our capital stock. You should keep in mind, however, that it is our certificate of incorporation and our by-laws, as amended, together with the Delaware General Corporation Law, and not this summary, which define your rights as a securityholder. There may be other provisions in these documents which are also important to you. You should read these documents for a full description of the terms of our capital stock. Our certificate of incorporation and our by-laws, as amended, are incorporated by reference as exhibits to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

Common Stock

        The holders of our common stock have one vote per share. Holders of our common stock are not entitled to vote cumulatively for the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority, or, in the case of election of directors, by a plurality, of the votes entitled to be cast at a meeting at which a quorum is present by all shares of common stock present in person or represented by proxy, voting together as a single class.

Preferred Stock

        Our certificate of incorporation authorizes our board of directors, without further stockholder action, to provide for the issuance of up to 10,000,000 shares of preferred stock, in one or more series and to establish the rights, preferences, privileges and restrictions of any series of preferred stock, including dividend rights, dividend rates, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any designated series. We may, from time to time, amend our certificate of incorporation to increase the number of authorized shares of preferred stock. Any such amendment would require the approval of the holders of both a majority of the members of the board of directors then in office and a majority of the voting power of all of the shares of capital stock entitled to vote for directors, without a separate vote of the holders of preferred stock or any series of preferred stock unless a separate vote of any such holder is otherwise required pursuant to the certificate of designations establishing a series of preferred stock.

        We have 10,000,000 shares of preferred stock authorized, of which 1,100,000 shares have been designated as Series A Junior Participating Preferred Stock, which may be issued upon the occurrence of a triggering event under our rights agreement.

Rights Agreement

        We have entered into a rights agreement with EquiServe Trust Company, N.A. (now known as Computershare Limited), pursuant to which our board of directors declared a dividend distribution of one preferred share purchase right for each share of our common stock outstanding on October 7, 2002. Our board of directors further authorized and directed the issuance of one right to each share of common stock that is issued between the record date of October 7, 2002 and the earlier of the distribution date and the date the rights terminate. The rights trade with, and are inseparable from, our common stock until a distribution date occurs. Once the rights become exercisable, each right will allow its holder to purchase from us one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share, at a purchase price of $22.50, subject to adjustment from time to time. This portion of a preferred share will give the stockholder approximately the same dividend, voting and liquidation rights as would one share of our common stock. Prior to exercise, the rights do not give their holders any dividend, voting or liquidation rights.

        The rights only become exercisable on the earlier of: (a) the tenth day following a public announcement that a person or group of affiliated or associated persons, with certain exceptions, has become an acquiring person by beneficially owning 15% or more of our outstanding common stock, or (b) such date, if any, as may be designated by our board of directors after the date of a person's or group's commencement of a tender or exchange offer the consummation of which would result in that person or group becoming an acquiring person.

        Once a person or group becomes an acquiring person, the rights have the following "flip-in" and "flip-over" features:

  •
  Flip-In:  If a person or group becomes an acquiring person, all holders of rights except the acquiring person may, for $22.50 per right, subject to adjustment from time to time, purchase shares of our common stock with a market value two times the exercise price of such right.

  •
  Flip-Over:  If we are later acquired in a merger or similar transaction after a distribution date has occurred, all holders of rights except the acquiring person may, for $22.50 per right, purchase shares of common stock of the acquiring corporation with a market value two times the exercise price of such right.

        Each one one-hundredth of a preferred share, once issued:

  •
  will not be redeemable;

  •
  will entitle holders to quarterly dividend payments of $1.00, or an amount equal to 100 times the dividend paid on one share of our common stock, whichever is greater;

  •
  will entitle holders upon liquidation either to receive $22.50 per share, subject to adjustment from time to time, or an amount equal to 100 times the payment made on one share of our common stock, whichever is greater;

  •
  will have the same voting power as one share of our common stock; and

  •
  if shares of Beacon common stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a payment equal to the payment made on one share of our common stock.

        The value of one one-hundredth of a preferred share should approximate the value of one share of our common stock.

        We may, at the option of our board of directors and at any time prior to a person becoming an acquiring person, redeem all, but not less than all, of the rights at a redemption price of $0.01 per right, payable at our option in cash, shares of our common stock or such other form of consideration as our board of directors shall determine. We may also redeem the rights as a whole, but not in part, at any time prior to the earlier of (a) the close of business on the tenth business day following the first date of public announcement by us or an acquiring person that an acquiring person has become such or (b) September 30, 2012, at a price of $0.01 per right. After the redemption period has expired, our right of redemption may be reinstated if an acquiring person reduces his beneficial ownership to less than 15% of the outstanding shares of our common stock in a transaction or series of transactions not involving us and there are no other acquiring persons.

        The terms of the rights agreement may be amended by our board of directors without the consent of the rights holders with the exception of certain economic terms of the rights. After a distribution date has occurred, the board of directors may not amend the rights agreement in any way that adversely affects the holders of the rights.

Dividends

        Holders of our common stock will share ratably in any dividends declared by our board of directors. Dividends consisting of shares of our common stock may be paid to holders of shares of our common stock.

Other Rights

        All holders of our common stock are entitled to share ratably in any assets available for distribution to holders of shares of our common stock upon our liquidation, dissolution or winding up. No shares of our common stock are subject to redemption or have preemptive rights to purchase additional shares of our common stock. The outstanding our common stock is fully paid and nonassessable.

Warrants

        We have outstanding nine series of warrants to purchase our common stock. These warrants are now exercisable for shares of our common stock.

        The exercise price and the number of shares of our common stock to be issued upon exercise of the warrants will be adjusted under certain circumstances, including:

  •
  subdivisions, stock dividends or combinations of our common stock;

  •
  reclassifications, exchanges, substitutions, or in-kind distributions that result in a change in the number and/or class of the securities issuable upon exercise of the warrants;

  •
  reorganizations, mergers and similar transactions; and

  •
  the issuance of additional shares of our common stock or securities convertible into our common stock at a price per share less than the exercise price in effect immediately prior to the issuance of the additional securities (November 2005 Financing Warrants only).

        Holders of the warrants are not entitled to receive dividends, vote, receive notice of any meetings of stockholders or otherwise have any right as stockholders.

        As of the date of this prospectus, warrants outstanding were as follows:

        April 2005 Financing Warrant.    In connection with the investment in Beacon, we issued a warrant for 800,000 shares of our common stock, at an exercise price of $1.008. The number of shares of our common stock issuable upon exercise of these warrants and the exercise price per share may be adjusted from time to time. This warrant is exercisable at any time until May 25, 2010.

        November 2005 Financing Warrants.    As part of a financing, we issued warrants to ten "accredited investors". Following adjustments required by subsequent financings, these warrants are exercisable for an aggregate of 4,332,959 shares of our common stock at an exercise price of $1.51 per share. The number of shares of our common stock issuable upon exercise of these warrants and the exercise price per share may be further adjusted from time to time. Each warrant is exercisable at any time until May 9, 2011.

        February 2007 Financing Warrants.    As part of a financing, we issued warrants to purchase an aggregate of 6,261,786 shares of our common stock to eight persons. The per-share exercise price for the warrant shares is $1.33. The number of shares of our common stock issuable upon exercise of these warrants and the exercise price per share may be adjusted from time to time. Each warrant is exercisable until February 15, 2012.

        July 2007 GFI Tyngsboro Landlord Warrant.    We issued this warrant as additional consideration under our lease. The landlord received a warrant to purchase 500,000 shares of our common stock. The per-share exercise price for the warrant shares is $1.77. The number of shares of our common stock issuable upon exercise of this warrant and the exercise price per share may be adjusted from time to time. The warrant is exercisable until July 22, 2014.

        September 2007 Financing Warrants.    As part of a financing, we issued warrants to purchase an aggregate of 6,275,510 shares of our common stock to two persons. The per-share exercise price for the warrant shares is $1.99. The number of shares of our common stock issuable upon exercise of these warrants and the exercise price per share may be adjusted from time to time. Each warrant is exercisable until March 11, 2013.

        October 2007 Financing Warrants.    As part of a financing, we issued warrants to purchase an aggregate of 11,316,260 shares of our common stock to five persons. On January 21, 2009, one of these persons transferred its warrant to purchase 5,884,455 shares back to us, and this warrant was cancelled. The per-share exercise price for the warrant shares is $2.97. The number of shares of our common stock issuable upon exercise of these warrants and the exercise price per share may be adjusted from time to time. Each warrant is exercisable until May 1, 2013.

        June 2008 Loan Warrants.    As part of a loan we received through a funding collaboration between the Emerging Technology Fund of Massachusetts Development Finance Agency and the Massachusetts Technology Collaborative's Business Expansion Initiative, we issued two warrants to purchase an aggregate of 171,958 shares of our common stock. The per-share exercise price for the warrant shares is $1.89. The number of shares of our common stock issuable upon exercise of these warrants and the exercise price per share may be adjusted from time to time. Each warrant is exercisable until June 30, 2015.

        October 2008 Financing Warrants.    As part of a financing, we issued warrants to purchase an aggregate of 8,700,000 shares of our common stock to one person. The per-share exercise price for the warrant shares is $1.20. The number of shares of our common stock issuable upon exercise of these warrants and the exercise price per share may be adjusted from time to time. Each warrant is exercisable until April 16, 2014.

        December 2008 Financing Warrants.    As part of a financing, we issued warrants to purchase an aggregate of 8,966,000 shares of our common stock to three persons. The per-share exercise price for the warrant shares is $0.74. The number of shares of our common stock issuable upon exercise of these warrants and the exercise price per share may be adjusted from time to time. Each warrant is exercisable until June 25, 2014.

Limitation of Liability and Indemnification

        Our certificate of incorporation limits the liability of our directors, officers and various other parties whom we have requested to serve as directors, officers, trustees or in similar capacities with other entities to it or its stockholders for any liability arising from an action to which such persons were party by reason of the fact that they were serving us or at our request to the fullest extent not prohibited by the Delaware General Corporation Law.

        We have entered into indemnification agreements with our directors and officers. Subject to certain limited exceptions, under these agreements, we will be obligated, to the fullest extent not prohibited by the Delaware General Corporation Law, to indemnify such directors and officers against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were Beacon directors or officers. We also maintain liability insurance for our directors and executive officers in order to limit our exposure to liability for indemnification of our directors and executive officers.

        As of the date of this prospectus, there is no pending material litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification will be required or permitted.

Provisions of Certificate of Incorporation and By-laws Which May Have Anti-Takeover Effect

        A number of provisions of our certificate of incorporation and by-laws concern matters of corporate governance and the rights of stockholders. These provisions may be deemed to have an anti-takeover effect and may discourage takeover attempts not first approved by our board of directors, including takeovers which stockholders may deem to be in their best interests. If takeover attempts are discouraged, temporary fluctuations in the market price of our common stock which may result from actual or rumored takeover attempts, may be inhibited. These provisions also could delay or frustrate the removal of incumbent directors or the assumption of control by stockholders, even if the removal or assumption would be beneficial to our stockholders. These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even if favorable to the interests of stockholders, and could depress the market price of our common stock. Our board of directors believes that these provisions are appropriate to protect our interests and those of our stockholders. Our board of directors has no present plans to adopt any further measures or devices, which may be deemed to have an "anti-takeover effect."

Special Meetings of Stockholders

        Our by-laws provide that a special meeting of stockholders may be called only by our President or board of directors unless otherwise required by law. Our by-laws also provide that only those matters included in the notice of the special meeting may be considered or acted upon at that special meeting unless otherwise provided by law. In addition, our by-laws include notice and informational requirements and time limitations on any director nomination or any new proposal which a stockholder wishes to make at a special meeting of stockholders.

Director Vacancies and Removal

        Our by-laws provide that vacancies in our board of directors may be filled only by the affirmative vote of a majority of the remaining directors. Our by-laws provide that directors may be removed from office with or without cause and only by the affirmative vote of holders of a majority of the shares then entitled to vote at an election of directors, except that directors elected by a particular class or series of stock can only be removed without cause by the affirmative vote of holders of a majority of shares of that series or class.

Amendment of By-laws

        Our certificate of incorporation and by-laws provide that our by-laws may be amended or repealed by our board of directors or by our stockholders. Such action by the board of directors requires the affirmative vote of a majority of the directors then in office. Such action by the stockholders requires the affirmative vote of holders of at least two-thirds of the shares then entitled to vote.

Statutory Business Combination Provision

        Section 203 of the Delaware General Corporation Law prohibits a publicly held Delaware corporation from consummating a "business combination," except under certain circumstances, with an

"interested stockholder" for a period of three years after the date such person became an "interested stockholder" unless:

  •
  before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

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  upon the closing of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares held by directors who are also officers of the corporation and shares held by employee stock plans; or

  •
  following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of 66 2/3% of the outstanding voting stock of the corporation not owned by the interested stockholder.

        The term "interested stockholder" generally is defined as a person who, together with affiliates and associates, owns, or, within the prior three years, owned, 15% or more of a corporation's outstanding voting stock. The term "business combination" includes mergers, asset sales and other similar transactions resulting in a financial benefit to an interested stockholder. Section 203 makes it more difficult for an "interested stockholder" to effect various business combinations with a corporation for a three-year period. A Delaware corporation may "opt out" of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or by-laws resulting from an amendment approved by holders of a least a majority of the outstanding voting stock. Neither our certificate of incorporation nor our by-laws contains any such exclusion.

Trading on the NASDAQ Capital Market System

        Our common stock is listed on the NASDAQ Capital Market, under the symbol "BCON."

Transfer Agent and Registrar

        The name and address of the transfer agent and registrar for our common stock is Computershare Limited, P.O. Box 43078 Providence, RI 02940-3078.

DESCRIPTION OF DEPOSITARY SHARES

        We may issue receipts for depositary shares representing fractional shares of preferred stock. The fractional share of the applicable series of preferred stock represented by each depositary share will be set forth in the applicable prospectus supplement.

        The shares of any series of preferred stock underlying any depositary shares that we may sell under this prospectus will be deposited under a deposit agreement between us and a depositary selected by us. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of the preferred stock underlying the depositary share, to all of the rights, preferences and privileges, and be subject to the qualifications and restrictions, of the preferred stock underlying that depositary share, including, as the case may be, voting, conversion, redemption, liquidation and other rights.

        The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to the holders of the depositary shares that are sold in the applicable offering. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any deposit agreement, including a form of depositary receipt, that describes the terms of any depositary shares we are offering before the issuance of the related depositary shares. The following description of the deposit agreement, the depositary shares and the depositary receipts summarizes those aspects of the depositary shares and depositary receipts and those portions of the deposit agreement that we believe will be most important to your decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines your rights as a holder of depositary shares. There may be other provisions in the deposit agreement that are also important to you. The particular terms of the depositary shares offered by any prospectus supplement and the extent to which the general provisions described below may apply to such depositary shares will be outlined in the applicable prospectus supplement. We urge you to read the prospectus supplements relating to any depositary shares that are sold under this prospectus, as well as the complete deposit agreement and depositary receipt. See "Where You Can Find More Information" for information on how to obtain a copy of the deposit agreement when it is filed.

Form

        Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form.

        These temporary depositary receipts entitle their holders to all of the rights of definitive depositary receipts. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received with respect to the underlying preferred stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.

        If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders, unless the depositary determines that it is not feasible to do so. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to those holders in proportion to the number of depositary shares owned by them.

Withdrawal of Underlying Preferred Stock

        Except as otherwise provided in a prospectus supplement, holders may surrender depositary receipts at the principal office of the depositary and, upon payment of any unpaid amount due to the depositary, be entitled to receive the number of whole shares of underlying preferred stock and all money and other property represented by the related depositary shares. We will not issue any partial shares of preferred stock. If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to the holder.

Redemption of Depositary Shares

        If the preferred stock underlying any depositary shares we may sell under this prospectus is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any such redemption, in whole or in part, of that underlying preferred stock. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the underlying preferred stock. Whenever we redeem shares of underlying preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of underlying preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately, as may be determined by the depositary.

Voting

        Upon receipt of notice of any meeting at which holders of the preferred stock underlying any depositary shares that we may sell under this prospectus are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the underlying preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the underlying preferred stock represented by the holder's depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions, and we will agree to take all reasonable actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the underlying preferred stock to the extent it does not receive specific instructions with respect to the depositary shares representing such preferred stock.

Conversion of Preferred Stock

        If the prospectus supplement relating to any depositary shares that we may sell under this prospectus states that the underlying preferred stock is convertible into our common stock or other securities, the following will apply. The depositary shares, as such, will not be convertible into any of our securities. Rather, any holder of the depositary shares may surrender the related depositary receipts to the depositary with written instructions that direct us to cause conversion of the preferred stock represented by the depositary shares into or for whole shares of our common stock or other securities, as applicable. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion, we will cause the conversion using the same procedures as those provided for conversion of the underlying preferred stock. If only some of a holder's depositary shares are converted, a new depositary receipt or receipts will be issued to the holder for any depositary shares not converted.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective until 90 days after notice of that amendment has been given to the holders. Each holder of depositary shares at the time any amendment becomes effective shall be deemed to consent and agree to that amendment and to be bound by the deposit agreement as so amended. The deposit agreement may be terminated by us or by the depositary only if all outstanding depositary shares have been redeemed or converted into any other securities into which the underlying preferred stock is convertible or there has been a final distribution, including to holders of depositary receipts, in respect of the underlying preferred stock in connection with our liquidation, dissolution or winding up.

Charges of Depositary

        We will pay all charges of the depositary, except for taxes and governmental charges and other charges as are expressly provided for in the deposit agreement to be for the account of the holders of depositary shares or persons other than ourselves who may deposit any underlying preferred stock with the depositary.

Reports

        The depositary will forward to holders of depositary receipts all notices and reports from us that we deliver to the depositary and that we are required to furnish to the holders of the underlying preferred stock.

Limitation on Liability

        Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance of our respective duties under the deposit agreement without, in our case, negligence or bad faith or, in the case of the depositary, negligence or willful misconduct. We and the depositary may rely upon advice of counselor accountants, or upon information provided by persons presenting the underlying preferred stock for deposit, holders of depositary receipts or other persons believed by us in good faith to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $60,000,000.

DESCRIPTION OF WARRANTS

General

        We may issue warrants to purchase common stock (which we refer to as common stock warrants), preferred stock (which we refer to as preferred stock warrants) or depositary shares (which we refer to as depositary share warrants). Any of these warrants may be issued independently or together with any other securities offered by this prospectus and may be attached to or separate from those securities.

        While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

        We will issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. We use the term "warrant agreement" to refer to any of these warrant agreements. We use the term "warrant agent" to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

        We will incorporate by reference into the registration statement of which this prospectus is a part the form of warrant agreement, including a form of warrant certificate, that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following description of the warrants and the warrant agreements summarizes those aspects of the warrants and those portions of the warrant agreements that we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrants and the warrant agreements, and not this summary, which defines your rights as a holder of warrants. There may be other provisions in the warrants or warrant agreements that are also important to you. The particular terms of the warrants offered by any prospectus supplement and the extent to which the general provisions described below may apply to such warrants will be outlined in the applicable prospectus supplement. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrants and warrant agreements that contain the terms of the warrants. See "Where You Can Find More Information" for information on how to obtain a copy of the warrants and warrant agreements when they are filed.

Other Warrants

        We will describe the terms of any preferred stock warrants, common stock warrants or depositary share warrants in the applicable prospectus supplement. Those terms will include, to the extent applicable:

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  the offering price and the aggregate number of warrants offered;

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  the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock or depositary shares, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise or that are underlying the depositary shares that can be purchased upon exercise;

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  the designation and terms of any series of preferred stock or depositary shares with which the warrants are being offered and the number of warrants being offered with each share of common stock, preferred stock or depositary share;

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  the date on and after which the holder of the warrants can transfer them separately from the related common stock or series of preferred stock or depositary shares;

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  the number of shares of common stock or preferred stock or depositary shares that can be purchased if a holder exercises the warrant and the price at which such common stock, preferred stock or depositary shares may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

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  the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

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  the date on which the right to exercise the warrants begins and the date on which that right expires;

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  United States federal income tax consequences of holding or exercising the warrants; and

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  any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

        Warrants for the purchase of common stock, preferred stock or depositary shares will be in registered form only.

        A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase common stock, preferred stock or depositary shares are exercised, holders of the warrants will not have any rights of holders of the underlying common stock, preferred stock or depositary shares, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under "Warrant Adjustments" below.

Exercise of Warrants

        Each warrant will entitle the holder to purchase for cash shares of preferred stock, common stock or depositary shares at the applicable exercise price set forth in, or determined as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Warrants may be exercised by delivering to the corporation trust office of the warrant agent or any other officer indicated in the applicable prospectus supplement (a) the warrant certificate properly completed and duly executed and (b) payment of the amount due upon exercise. As soon as practicable following exercise, we will forward the debt securities, shares of preferred stock, common stock purchasable or depositary shares upon exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Amendments and Supplements to the Warrant Agreements

        We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

        Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a common stock warrant, preferred stock warrant or depositary share warrant will be adjusted proportionately if we subdivide or combine our common stock, preferred stock or depositary shares, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without payment:

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  issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock or preferred stock;

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  pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

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  issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or

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  issue common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of common stock warrants, preferred stock warrants and depositary share warrants, as applicable, will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock, preferred stock or depositary shares, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

        Except as stated above, the exercise price and number of securities covered by a common stock warrant, preferred stock warrant and depositary share warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

        Holders of common stock warrants, preferred stock warrants and depositary share warrants may have additional rights under the following circumstances:

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  certain reclassifications, capital reorganizations or changes of the common stock, preferred stock or depositary shares, as applicable;

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  certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock, preferred stock or depositary shares, as applicable; or

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  certain sales or dispositions to another entity of all or substantially all of our property and assets.

        If one of the above transactions occurs and holders of our common stock, preferred stock or depositary shares are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants, preferred stock warrants and depositary share warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF UNITS

        The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock, depositary shares and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

        We will issue the units under a unit agreement. We use the term "unit agreement" to refer to any of these unit agreements. We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following description of the unit agreement and the units summarizes those aspects of the units and those portions of the unit agreement that we believe will be most important to your decision to invest in our units. You should keep in mind, however, that it is the unit agreement, and not this summary, which defines your rights as a holder of units. There may be other provisions in the unit agreement that are also important to you. The particular terms of the units offered by any prospectus supplement and the extent to which the general provisions described below may apply to such units will be outlined in the applicable prospectus supplement. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units. See "Where You Can Find More Information" for information on how to obtain a copy of the unit agreement when it is filed.

General

        We may issue units comprised of one or more shares of common stock, shares of preferred stock, depositary shares and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        We will describe in the applicable prospectus supplement the terms of the series of units, including:

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  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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  any provisions of the governing unit agreement that differ from those described below; and

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  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

        The provisions described in this section, as well as those described under "Description of Capital Stock," "Description of Depositary Shares," and "Description of Warrants" and will apply to each unit and to any common stock, preferred stock, depositary share or warrant included in each unit, respectively.

Issuance in Series

        We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

        Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

        We, the unit agent and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

LEGAL OWNERSHIP OF SECURITIES

        We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as "indirect holders" of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

        We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

        Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

        As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

        We may terminate global securities or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

        For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

        Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

        For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice, even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders, but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

        If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

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  how it handles securities payments and notices;

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  whether it imposes fees or charges;

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  how it would handle a request for the holders' consent, if ever required;

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  whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

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  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

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  if the securities are global securities, how the depositary's rules and procedures will affect these matters.

Global Securities

        A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

        Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all global securities issued under this prospectus.

        A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under "—Special Situations when a Global Security will be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

        If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

        As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers.

        We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

        If securities are issued only as global securities, an investor should be aware of the following:

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  An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

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  An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

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  An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

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  An investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

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  The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in the global security. Neither we nor any third parties employed by us or acting on your behalf, including transfer agents, have any responsibility for any aspect of the depositary's actions or for its records of ownership interests in the global security. Neither we, the transfer agent nor any other third parties employed by us supervise the depositary in any way;

  •
  The depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

  •
  Brokers, banks and other financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security will be Terminated

        In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own brokers, banks or other financial institutions to find out how to have their interests in securities transferred to their own names, so that they will be holders. We have described the rights of holders and street name investors above.

        A global security will terminate when the following special situations occur:

  •
  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

  •
  if we elect to terminate that global security; or

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  if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

        The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary has sole responsibility for determining in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

PLAN OF DISTRIBUTION

        We may sell the securities being offered hereby in one or more of the following methods from time to time:

  •
  to underwriters for resale to the public or to investors;

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  a block trade, which may involve crosses, in which the broker or dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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  purchases by a broker or dealer, including purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

  •
  through ordinary brokerage transactions and transactions in which the broker solicits purchasers;

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  through agents to the public or to investors;

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  directly to investors in privately negotiated transactions; or

  •
  through a combination of any of these methods of sale.

        The securities may be sold from time to time in one or more transactions at:

  •
  fixed prices, which may be changed;

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  the prevailing market price at the time of sale;

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  varying prices determined at the time of sale; or

  •
  at negotiated prices.

        Sales may be affected in transactions:

  •
  on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, including the NASDAQ in the case of shares of our common stock;

  •
  in the over-the-counter market;

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  in transactions otherwise than on such exchanges or services or in the over-the-counter market;

  •
  though the writing of options; or

  •
  through the settlement of short sales.

        We may enter into derivative or other hedging transactions with financial institutions, or sell securities not covered by this prospectus to financial institutions in privately negotiated transactions. These financial institutions may in turn engage in sales of securities to hedge their position, deliver this prospectus in connection with some or all of those sales and use the securities covered by this prospectus to close out any short position created in connection with those sales. We may also sell securities short using this prospectus and deliver securities covered by this prospectus to close out such short positions, or loan or pledge securities to financial institutions that in turn may sell the securities using this prospectus. We may loan, pledge or grant a security interest in some or all of the securities covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus.

        We will describe in a prospectus supplement the terms of the offering of securities, including:

  •
  the name or names of any underwriters or agents;

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  the purchase price of the securities being offered and the proceeds we will receive from the sale;

  •
  any over-allotment options under which underwriters may purchase additional securities from us;

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  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

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  any initial public offering price; and

  •
  any discounts or concessions allowed or reallowed or paid to dealers.

Underwriters and Agents

        If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow, reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

        An underwriter, agent, broker or dealer may receive compensation in the form of discounts, concessions or commissions from the purchasers of the shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

        We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

        Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act of 1933 and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

        Any underwriter may engage in over-allotment, stabilizing and syndicate short covering transactions and penalty bids only in compliance with Regulation M of the Securities Exchange Act of 1934. If we offer securities in an "at the market" offering, stabilizing transactions will not be permitted. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

Direct Sales

        We may also sell securities directly to one or more purchasers without using underwriters or agents.

Trading Markets

        Each series of securities offered under this prospectus will be a new issue with no established trading market, other than the common stock, which is listed on the NASDAQ Capital Market. Any shares of common stock sold pursuant to a prospectus supplement will be listed on the NASDAQ Capital Market, subject to official notice of issuance, or on such other trading market on which our shares of common stock may be listed from time to time. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but these underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We may elect to list any of the securities we may offer from time to time for trading on an exchange, but we are not obligated to do so.

        The anticipated date of delivery of the securities offered hereby will be set forth in the applicable prospectus supplement relating to each offering.

LEGAL MATTERS

        The validity of the issuance of the securities offered hereby will be passed upon by Edwards Angell Palmer & Dodge LLP, Boston, Massachusetts.

EXPERTS

        Miller Wachman LLP, independent registered public accounting firm, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Miller Wachman LLP's report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the following location of the SEC:

Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

        You may also obtain copies of this information by mail at prescribed rates by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the public reference room by calling the SEC at 1-800-SEC-0330. In addition, you can review copies of this information and the registration statement on the SEC's website at www.sec.gov.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to incorporate into this prospectus information that we file with the SEC in other documents, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference is automatically updated and superseded if such information is contained in this prospectus, or information that we later file with the SEC modifies and replaces such information. We incorporate by reference into this registration statement and prospectus the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus.

        We are incorporating by reference the following reports, which we have filed with the SEC:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2008;

  •
  our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2009 and June 30, 2009;

  •
  our Current Reports on Form 8-K filed on January 27, 2009, January 28, 2009, February 3, 2009, February 20, 2009, February 26, 2009, March 20, 2009, April 9, 2009, April 20, 2009, April 30, 2009, May 20, 2009, June 11, 2009, June 17, 2009, June 22, 2009, July 2, 2009, July 6, 2009, July 20, 2009, August 5, 2009 and August 20, 2009; and

  •
  the description of our common stock contained in our registration statement on Form 8-A under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        We will furnish without charge to you, on written or oral request, a copy of all of the documents incorporated by reference, including exhibits to these documents. You should direct any request for documents to Beacon Power Corporation, Attention: Corporate Secretary, 65 Middlesex Road, Tyngsboro, Massachusetts 01879.

[                        ] Shares of Common Stock
Warrants to Purchase [                        ] Shares of Common Stock

Additional Investor Rights Warrants to Purchase [          ] Shares of Common Stock

PROSPECTUS SUPPLEMENT

LAZARD CAPITAL MARKETS

December     , 2009